UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

 THE SECURITIES ACT OF 1933

WELLNESS CENTER USA, INC.

(Name of small business issuer in its charter)

NEVADA	2834	27-2980395
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

1014 E. Algonquin Rd, Suite 111, Schaumburg, IL 60173

(847) 925-1885

(Address and telephone number of principal executive offices and place of business)

Andrew J. Kandalepas

1014 E. Algonquin Rd, Suite 111, Schaumburg, IL 60173

(847) 925-1885

(Name, address and telephone number of agent for service)

Copies of communication to:

Aaron D. McGeary

The McGeary Law Firm, P.C.

405 Airport Fwy., Suite 5 Bedford, Texas 76021

Telephone (817)-282-5885      Fax (817)-282-5886

Approximate date of proposed sale to the public: The proposed date of sale will be as soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. £

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. £

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. £

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. £

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. £

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	o	Accelerated filer	o
Non-accelerated filer (Do not check if a smaller reporting Company)	o	Smaller reporting Company	■

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Amount of Shares to be Registered	Proposed Maximum offering Price per share	Proposed Maximum Aggregate offering Price	Amount of Registration Fee
Common Stock	7,800,000	$0.25	$1,950,000	$226.40
Total	7,800,000	$0.25	$1,950,000	$226.40

(1)  Registration Fee (to be paid).

(2)  The offering price was arbitrarily determined by Wellness Center USA, Inc.

(3)  Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the                    Securities Act of 1933, as amended (the "Securities Act").

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS

WELLNESS CENTER USA, INC.

7,800,000 Shares of Common Stock

The date of this Preliminary Prospectus is March 30, 2011.

Our existing shareholders are offering for sale 7,800,000 shares of common stock. There are no underwriters.

By means of this prospectus a number of our shareholders are offering to sell up to 7,800,000 shares of our common stock at a price of $0.25 per share. If and when our stock becomes quoted on the OTC Bulletin Board or listed on a securities exchange, the shares owned by the selling shareholders may be sold in the over-the-counter market, or otherwise, or at prices and terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

As of the date of this prospectus there was no public market for our common stock. Although we plan to have our shares listed on the OTC Bulletin Board or any other public market. We may not be successful in establishing any public market for our common stock because the many variables that will determine our success are uncertain and subject to change based upon circumstances that are not foreseen in the market place, etc.

There are no underwriters, discounts or commissions. All proceeds will be distributed to the existing selling shareholders. This prospectus will not be used before the effective date of the registration statement. Information in this prospectus will be amended or completed as needed. This registration statement has been filed with the securities exchange commission. These securities will not be sold until the registration statement becomes effective.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. FOR A DESCRIPTION OF CERTAIN IMPORTANT FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE UNDERSTAND “RISK FACTORS” STARTING ON PAGE 4 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

	Per Share	Total
Public offering price	$0.25	$$1,950,000
Possible Proceeds to the selling shareholders	$0.25	$1,950,000

The information in this Prospectus is not complete and may be changed. The Selling Security Holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This Prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such state.

TABLE OF CONTENTS

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information provided by this Prospectus is accurate as of any date other than the date on the front cover page of this Prospectus.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ninety (90) Days after the later of (1) the effective date of the registration statement or (2) the first date on which the securities are offered publicly, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

The following is only a summary of the information, financial statements and the notes included in this Prospectus. You should read the entire Prospectus carefully, including “Risk Factors” and our Financial Statements and the notes to the Item 501 of Regulation S-K (§229.501 of this chapter) Financial Statements before making any investment decision. Unless the context indicates or suggests otherwise, the terms “Company”, “we,” “our” and “us” means Wellness Center USA, Inc.

Principal Offices

Our principal executive offices are located at 1014 E. Algonquin Road, Suite 111, Schaumburg, IL, 60173. Our telephone number is (847)-925-1885.

Our Business

Wellness Center USA, Inc. (the "Company") was incorporated in the State of Nevada on June 30, 2010 to engage in doing business as an online sports supplement and nutrition store. We are a developmental stage Company with no revenues and a limited operating history.

As of the date of this prospectus, we have not had any revenues, have not begun operations and we have $4,818.00 in cash. Our Company has no employee at the present time. We do not expect to commence earning revenues for at least one year after this registration statement becomes effective.

There is no current public market for our securities. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

Common Stock Outstanding and Related Stockholder Matters

The Company was incorporated on June 30, 2010, at which time (i) 3,665,000 shares of common stock were issued to the Company’s founder, at par value or $3,665, and (ii) an option to purchase 1,600,000 shares of common stock, with an exercise price of $0.01 per share as compensation.

On November 10, 2010 the Company issued 2,557,500 shares of its common stock and warrants to purchase 1,600,000 shares of common stock, with an exercise price of $0.01 per share, expiring five (5) years from the date of issuance, for $2,557.50 in cash.

On November 30, 2010 the Company issued 7,982,500 shares of its common stock and warrants to purchase 4,718,334 shares of common stock, with an exercise price of $0.01 per share, expiring five (5) years from the date of issuance, for the total consideration of $7,982.50 in cash.

On November 30, 2010 the Company issued 375,000 shares of its common stock and warrants to purchase 375,000 shares of common stock, with an exercise price of $0.01 per share, expiring five (5) years from the date of issuance, valued at $375 for compensation.

On November 30, 2010 the Company issued 250,000 shares of its common stock to the Consultants pursuant to the agreement, valued at $250 for professional services.

On November 30, 2010 the Company issued 200,000 shares of its common stock and options to purchase 200,000 shares of common stock, with an exercise price of $0.01 per share, expiring five (5) years from the date of issuance, valued at $200 to the newly appointed members of the board of directors as compensation.

The Offering

Common stock offered by selling security holders	7,800,000 shares of common stock. This number represents 51.9% percent of our current outstanding common stock (1).

Common stock outstanding before the offering	15,030,000 common shares as of December 31, 2010.
Common stock outstanding after the offering	15,030,000 shares.

Terms of the Offering	The selling security holders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering

The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

Use of proceeds	We are not selling any shares of the common stock covered by this prospectus.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 3.

(1)	Based on 15,030,000 shares of common stock outstanding as of December 31, 2010.

SUMMARY FINANCIAL INFORMATION

The following is a summary of our financial information and is qualified in its entirety by our audited financial statements as of September 30, 2010.

Balance Sheet Data

September 30, 2010
Assets
Current Assets
Cash	$200
Prepaid expenses	16,500

Total current assets	16,700

Total Assets	16,700

Liabilities and stockholders' deficit
Current Liabilities
Advances from stockholder	$53,075
Accrued expenses	3,000

Total current liabilities	56,075

Stockholders' Deficit
Common stock: $0.001 par value: 75,000,000 shares authorized;
3,665,000 shares issued and outstanding,	3,665
Deficit accumulated during the development stage	(43,040)

Total stockholders' deficit	(39,375)

Total Liabilities and Stockholders' Deficit	$16,700

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus may contain forward-looking statements. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs and other information that is not historical information. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “seek” or the negative of these terms or other comparable terminology or by discussions of strategy.

All forward-looking statements, including, without limitation, our examination of historical operating trends, are based upon our current expectations and various assumptions. We believe there is a reasonable basis for our expectations and beliefs, but they are inherently uncertain. We may not realize our expectations and our beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements. Important factors that could cause our actual results to differ materially from the forward-looking statements are set forth in this prospectus, under the heading “Risk Factors” and include, among others:

•	significant competition in our industry;

•	unfavorable publicity or consumer perception of our products on the Internet;

•	the incurrence of material product liability and product recall costs;

•	costs of compliance and our failure to comply with government regulations;

•	our failure to keep pace with the demands of our customers for new products;

•	the lack of long-term experience with human consumption of some of our products with innovative ingredients.

We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Except as required by applicable law, including the securities laws of the U.S. and the rules and regulations of the Securities and Exchange Commission, we do not plan to publicly update or revise any forward-looking statements after we distribute this prospectus, whether as a result of any new information, future events or otherwise. Consequently, forward-looking statements should be regarded solely as our current plans, estimates and beliefs. Potential investors should not place undue reliance on our forward-looking statements. Before investing in our common stock, investors should be aware that the occurrence of any of the events described in the “Risk Factors” section and elsewhere in this prospectus could have a material adverse effect on our business, results of operations, financial condition, cash flows, customer relationships and value of our proprietary products. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all the material risks involved if you decide to purchase shares in this offering.

The risks described below are the ones we believe are most important for you to consider. These risks are not the only ones that we face. If events anticipated by any of the following risks actually occur, our business, operating results or financial condition could suffer and the price of our common stock could decline.

Risks Relating To Our Business

WE MAY INCUR PRODUCT LIABILITY CLAIMS, WHICH COULD INCREASE OUR COSTS AND/OR ADVERSELY AFFECT OUR BUSINESS, REPUTATION, FINANCIAL CONDITION OR RESULTS OF OPERATIONS.

As a retailer, formulator and manufacturer of products designed for human consumption, we are subject to product liability claims if the use of our products, whether manufactured by us or by our third-party manufacturer, is alleged to have resulted in illness or injury or if our products include inadequate instructions or warnings. Our products consist of vitamins, minerals, herbs and other ingredients that are classified as foods or dietary supplements and generally are not subject to pre-market regulatory approval or clearance in the U.S. by the U.S. Food and Drug Administration (FDA) or other governmental authorities. Our products could contain spoiled or contaminated substances, and some of our products contain ingredients that do not have long histories of human consumption. Previously unknown adverse reactions resulting from human consumption of these ingredients could occur. In addition, some of our products are produced by third-party manufacturers. As a distributor of products manufactured by third parties, we may also be liable for various product liability claims for products that we do not manufacture. We could be subject to product liability claims, including among others, that our products include insufficient instructions for use or inadequate warnings concerning possible side effects or interactions with other substances. Any product liability claim against us could result in increased costs and, therefore, adversely affect our reputation with our customers, which in turn could adversely affect our business, financial condition or results of operations.

UNFAVORABLE PUBLICITY OR CONSUMER ACCEPTANCE OF OUR PRODUCTS OR OF NUTRITIONAL SUPPLEMENTS GENERALLY COULD REDUCE OUR SALES.

We are highly dependent upon consumer acceptance of the safety, efficacy and quality of our products, as well as similar products distributed by other companies. Consumer acceptance of products can be significantly influenced by scientific research or findings, national media attention and other publicity about product use. A product may be received favorably, resulting in high sales associated with that product that may not be sustainable as consumer preferences change. In addition, recent studies have challenged the safety or benefit of certain nutritional supplements and dietary ingredients. Future scientific research or publicity could be unfavorable to our industry or any of our particular products and may not be consistent with earlier favorable research or publicity. A future research report or publicity that is perceived by our consumers as less than favorable or that question earlier favorable research or publicity could have a material adverse effect on our ability to generate revenue. Adverse publicity in the form of published scientific research, statements by regulatory authorities or otherwise, whether or not accurate, that associates consumption of our products or any other similar products with illness or other adverse effects, or that questions the benefits of our or similar products, or that claims that such products are ineffective could have a material adverse effect on our business, reputation, financial condition or results of operations.

IF WE LOSE OR ARE UNABLE TO OBTAIN KEY PERSONNEL, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS COULD BE MATERIALLY ADVERSELY AFFECTED.

Our success depends to a significant degree upon the continued contributions of our executive officers and other key personnel. We do not have an employment agreement with our executive officer, and we cannot guarantee that any such person will remain affiliated with us. If any of our key personnel were to cease their affiliation with us, our operating results could suffer. Further, we do not maintain key person life insurance on any of our executive officers. If we lose or are unable to obtain the services of key personnel, our business, financial condition or results of operations could be materially and adversely affected.

AN UNEXPECTED INTERRUPTION OR SHORTAGE IN THE SUPPLY OR SIGNIFICANT INCREASE IN THE COST OF RAW MATERIALS COULD LIMIT OUR ABILITY TO MANUFACTURE OUR PRODUCTS, WHICH COULD REDUCE OUR SALES AND OUR MARGINS.

An unexpected interruption of supply or a significant increase in the cost of raw materials, whether to us or to our contract manufacturers for any reason, such as regulatory requirements, import restrictions, loss of certifications, disruption of distribution channels as a result of weather, terrorism or acts of war, or other events, could result in significant cost increases and/or shortages of our products. Our inability to obtain a sufficient amount of products or to pass through higher cost of products we offer could have a material adverse effect on our business, financial condition or results of operations.

IF WE EXPERIENCE PRODUCT RECALLS, WE MAY INCUR SIGNIFICANT AND UNEXPECTED COSTS AND DAMAGE TO OUR REPUTATION AND, THEREFORE, COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS.

We may be subject to product recalls, withdrawals or seizures if any of the products we formulate, manufacture or sell are believed to cause injury or illness or if we are alleged to have violated governmental regulations in the manufacture, labeling, promotion, sale or distribution of our products. A recall, withdrawal or seizure of any of our products could materially and adversely affect consumer confidence in our brands and lead to decreased demand for our products. In addition, a recall, withdrawal or seizure of any of our products would require significant management attention, would likely result in substantial and unexpected expenditures and could materially and adversely affect our business, financial condition or results of operations.

COMPLYING WITH NEW AND EXISTING GOVERNMENT REGULATION, BOTH IN THE U.S. AND ABROAD, COULD SIGNIFICANTLY INCREASE OUR COSTS AND LIMIT OUR ABILITY TO MANUFACTURE OUR PRODUCTS.

The processing, formulation, manufacturing, packaging, labeling, advertising, distribution and sale of our products are subject to regulation by several U.S. federal agencies, including the FDA, the Federal Trade Commission, or FTC, the Postal Service, the Consumer Product Safety Commission, the Department of Agriculture and the Environmental Protection Agency, as well as various state, local and international laws and agencies of the localities in which our products are sold. Government regulations may prevent or delay the introduction or require the reformulation of our products.

The FDA regulates, among other things, the manufacture, composition, safety, labeling, marketing and distribution of dietary supplements (including vitamins, minerals, herbs, and other dietary ingredients for human use). The FDA may not accept the evidence of safety we present for new dietary supplements we wish to market, or they may determine that a particular dietary supplement or ingredient that we currently market presents an unacceptable health risk. If that occurs, we could be required to cease distribution of and/or recall supplements or products containing that ingredient.

The FDA may also determine that certain advertising and promotional claims, statements or activities are not in compliance with applicable laws and regulations and may determine that a particular statement is an unacceptable drug claim or an unauthorized version of a food or dietary supplement “health claim.” Failure to comply with FDA or other regulatory requirements could prevent us from marketing particular dietary supplement products or subject us to administrative, civil or criminal penalties.

The FTC exercises jurisdiction over the advertising of dietary supplements and has instituted numerous enforcement actions against dietary supplement companies for failing to have adequate substantiation for claims made in advertising or for using false or misleading advertising claims. The FTC routinely polices the market for deceptive dietary supplement advertising and accepts and reviews complaints from the public concerning such advertising.

The FTC also regulates deceptive advertising claims and promotional offers of savings compared to “regular” prices. The National Advertising Division, or NAD, of the Council of Better Business Bureaus oversees an industry-sponsored self-regulatory system that permits competitors to resolve disputes over advertising claims, including promotions for savings off of regular prices. The NAD has no enforcement authority of its own but may refer promotions to the FTC that the NAD views as violating FTC guides or rules. Violations of these orders could result in substantial monetary penalties.

Additional or more stringent regulations of dietary supplements and other products have been considered from time to time. We are not able to predict the nature of such future laws, regulations, repeals or interpretations or to predict the effect additional governmental regulation would have on our business in the future. These developments could require reformulation of certain products to meet new standards, product recalls, discontinuation of production of certain products not amenable to reformulation, additional record-keeping requirements, increased documentation of the properties of certain products, additional or different labeling, additional scientific substantiation, adverse event reporting or other new requirements. Any such developments could increase our costs significantly, restrict our ability to sell our products, delay our ability to deliver products on time, result in customer migration to other suppliers, or otherwise have a material adverse effect on our business, financial condition and results of operations. For example, the Dietary Supplement and Nonprescription Drug Consumer Protection Act, requiring mandatory adverse event reporting for all dietary supplements and over-the-counter drugs sold in the U.S., was recently signed into law. This law could materially increase our record keeping and documentation costs. In addition, the FDA has issued revised final rules on Good Manufacturing Practice (GMP), creating new requirements for manufacturing, packaging or holding of dietary ingredients and dietary supplements. These regulations require dietary supplements to be prepared, packaged and held in compliance with stricter rules, and require quality control provisions similar to those in the drug GMP regulations. We or our third-party manufacturers may not be able to comply with the new rules without incurring additional expenses, which could be significant.

WE OPERATE IN A HIGHLY COMPETITIVE INDUSTRY, AND OUR FAILURE TO COMPETE EFFECTIVELY COULD ADVERSELY AFFECT OUR MARKET SHARE, FINANCIAL CONDITION AND GROWTH PROSPECTS.

The U.S. vitamins and dietary supplements industry is a large and highly fragmented industry. Our competitors include specialty retailers, supermarkets, drugstores, mass merchants, multi-level marketing organizations, online merchants, mail-order companies and a variety of other participants in the industry. The principle elements of competition in the industry are price, selection and distribution channel offerings. We believe that the market is also highly sensitive to the introduction of new products, including various prescription drugs, which may rapidly capture a significant share of the market. In the U.S., we also compete for sales with heavily advertised national brands manufactured by large pharmaceutical and food companies, as well as other retailers. In addition, as some products gain market acceptance, we experience increased competition for those products as more participants enter the market. Our manufacturing operations compete with manufacturers of third-party nutritional supplements. Certain of our competitors are larger than us and have longer operating histories, larger customer bases, greater brand recognition and greater resources for marketing, advertising and product promotion. They may be able to secure inventory from vendors on more favorable terms, operate with a lower cost structure or adopt more aggressive pricing policies. In addition, our competitors may be more effective and efficient in introducing new products. We may not be able to compete effectively, and our attempt to do so may require us to increase marketing and/or reduce our prices, which may result in lower margins. Failure to effectively compete could adversely affect our market share, financial condition and growth prospects.

OUR FAILURE TO EFFICIENTLY RESPOND TO CHANGING CONSUMER PREFERENCES AND DEMAND FOR NEW PRODUCTS AND SERVICES COULD SIGNIFICANTLY HARM OUR PRODUCT SALES, INVENTORY MANAGEMENT AND CUSTOMER RELATIONSHIPS AND OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION COULD BE MATERIALLY AND ADVERSELY AFFECTED.

Our continued success depends, in part, on our ability to anticipate and respond to changing consumer trends and preferences. We may not be able to respond in a timely or commercially appropriate manner to these changes. Our failure to accurately predict these trends could negatively impact our inventory levels, sales and consumer opinion of us as a source for the latest products. The success of our new product offerings depends upon a number of factors, including our ability to:

•	accurately anticipate customer needs;

•	innovate and develop new products;

•	successfully commercialize new products in a timely manner;

•	competitively price our products;

•	procure and maintain products in sufficient volumes and in a timely manner; and

•	differentiate our product offerings from those of our competitors.

If we do not introduce new products, make enhancements to existing products or maintain the appropriate inventory levels to meet customers’ demand in a timely manner, our business, results of operations and financial condition could be materially and adversely affected.

THE CURRENT GLOBAL ECONOMIC DOWNTURN OR RECESSION COULD ADVERSELY AFFECT OUR INDUSTRY AND, THEREFORE, RESTRICT OUR FUTURE GROWTH.

The current global economic downturn or recession could negatively affect our sales because many consumers consider the purchase of our products discretionary. We cannot predict the timing or duration of the economic slowdown or recession or the timing or strength of a subsequent recovery, worldwide, or in the specific end markets we serve. If the markets for our products significantly deteriorate due to the economic situation, our business, financial condition or results of operations could be materially and adversely affected.

Risks Related To This Offering

NO MARKET CURRENTLY EXISTS FOR OUR SECURITIES AND WE CANNOT ASSURE YOU THAT SUCH A MARKET WILL EVER DEVELOP, OR IF DEVELOPED, WILL BE SUSTAINED.

Our common stock is not currently eligible for trading on any stock exchange and there can be no assurance that our common stock will be listed on any stock exchange in the future. We intend to apply for listing on the NASD OTC Bulletin Board trading system pursuant to Rule 15c2-11 of the Securities Exchange Act of 1934, but there can be no assurance we will obtain such a listing. The bulletin board tends to be highly illiquid, in part because there is no national quotation system by which potential investors can track the market price of shares except through information received or generated by a limited number of broker-dealers that make a market in particular stocks. There is a greater chance of market volatility for securities that trade on the bulletin board as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including: the lack of readily available price quotations; the absence of consistent administrative supervision of "bid" and "ask" quotations; lower trading volume; and general market conditions. If no market for our shares materializes, you may not be able to sell your shares or may have to sell your shares at a significantly lower price.

IF OUR SHARES OF COMMON STOCK ARE ACTIVELY TRADED ON A PUBLIC MARKET, THEY WILL IN ALL LIKELIHOOD BE PENNY STOCKS.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the SEC. Penny stocks generally are equity securities with a price per share of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

We plan to contact   a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the

SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling security holders. All of the net proceeds from the sale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution”.  We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the price of the common stock that was sold to our security holders pursuant to an exemption under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

DILUTION

The common stock to be sold by the selling shareholders are provided in Item 7 is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

SELLING SECURITY HOLDERS

The following table sets forth the Common Stock ownership and other information relating to the Selling Stockholders as of December 31, 2010. The Selling Stockholders acquired their shares through private transactions with the Registrant pursuant to an exemption provided under Section 4(2) of the Securities Act of 1933.

Name and Address Of Selling Stockholder	Number Of Shares Beneficially Owned Prior To Offering	Percentage of Outstanding Shares Owned Prior To Offering	Number Of Shares Offered Pursuant To This Prospectus	Number Of Shares Beneficially Owned After The Offering (1)	Percentage of Outstanding Shares To Be Owned After The Offering (1)
IOANNIS MIHALOPOULOS KARAISKAKI 27 TRIPOLI, ARKADIAS TK 22100	733,333	4.88%	733,333	0	0
CHRISTOPHER D. TSOLINAS 121 JOAN DRIVE BARRINGTON, IL 60010	733,333	4.8%	733,333	0	0
MICHAEL P. TSOLINAS 4709 STAVANGER LANE LAS VEGAS, NV 89147	740,000	4.9%	740,000	0	0
ANDRIANA MIHALOS 14023 NEWGATE CT ORLAND PARK, IL 60462	740,000	4.9%	740,000	0	0
EDWIN FROMER 277 ELK TRAIL CAROL STREAM, IL 60188	740,000	4.9%	740,000	0	0
BETTY MAVROGIANNIS 1657 HOBBIT RD DUNEDIN, FL 34698	740,000	4.9%	740,000	0	0
DIAMANTIS ANTONOPOULOS 4028 W.147TH ST. MIDLOTHIAN, IL 60445	740,000	4.9%	740,000	0	0
NIKOLAOS SGUROS 200 S.HALSTED ST CHICAGO, IL 60661	740,000	4.9%	740,000	0	0
STEVE DELLIS 798 MEADOWS RIDGE DR. AURORA, IL 60504	718,334	4.78%	718,334	0	0
FRAN PROKOS 4924 SHETLAND AVE TAMPA, FLA 33615	550,000	3.66%	550,000	0	0
WOODROCK CAPITAL PARTNERS LLC, 301 MISSION STREET #38F SAN FRANCISCO, CA 94105	375,000	2.5%	375,000	0	0
PRESIDENTS CORPORATE GROUP INC, CHINACHEM TOWER 1700 CENTRAL, HONG KONG	250,000	1.6%	250,000	0	0

(1)

If all shares offered for sale are sold by the selling shareholder

PLAN OF DISTRIBUTION

Following this registration statement becoming effective, the selling stockholders may from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

Our shares of common stock offered hereby by the selling stockholders may be sold from time to time by such stockholders, or by pledges, donees, transferees and other successors in interest thereto. These pledgees, donees, transferees and other successors in interest will be deemed “selling stockholders” for the purposes of this prospectus. Our shares of common stock may be sold:

• on one or more exchanges or in the over-the-counter market (including the OTC Bulletin Board); or
• in privately negotiated transactions.

The shares may also be sold in compliance with Rule 144 of the Securities Act, after the end of the applicable holding periods, as then in effect.

The selling stockholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agents or acquire the common stock as principals.

Any broker or dealer participating in such transactions as agent may receive a commission from the selling stockholders, or if they act as agent for the purchaser of such common stock, from such purchaser. The selling stockholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling stockholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling stockholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker’s or dealer’s commitment to the selling stockholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling stockholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling stockholders.

We are bearing all costs relating to the registration of the common stock. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling stockholders must comply with the requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, in the offer and sale of the common stock. In particular, during such times as the selling stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and we have informed them that they may not, among other things:

1.	engage in any stabilization activities in connection with the shares;
2.	effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution; and
3.

bid for or purchase any of the shares or rights to acquire the shares or attempt to induce any person to purchase any of the shares or rights to acquire the shares, other than as permitted under the Securities Exchange Act of 1934.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized by our Articles of Incorporation to issue 75,000,000 shares of common stock, par value $0.001 per share. As of December 31, 2010 there were 15,030,000 shares of common stock issued and outstanding. Holders of shares of common stock have full voting rights, one vote for each share held of record. Stockholders are entitled to receive dividends as may be declared by the Board out of funds legally available therefore and share pro rata in any distributions to stockholders upon liquidation. Stockholders have no conversion, pre-emptive or subscription rights. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

The Company does not have any Preferred Stock authorized.

Dividends

We have not paid any cash dividends to our shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

In November 2010, the Company issued (i) warrants to purchase 6,318,334 shares of the Company’s common stock to the investors with an exercise price of $0.01 per share expiring five (5) years from the date of issuance in connection with the sale of common shares in November 2010 (the “2010 Offering”), (ii) warrants to purchase 375,000 shares of the Company’s common stock to stockholder with an exercise price of $0.01 per share expiring five (5) years from the date of issuance as part of the professional services, all of which have been earned upon issuance.

The fair value of the warrants estimated on the date of issue uses the Black-Scholes option-pricing model with the following weighted-average assumptions:

	November 10, 2010	November 30, 2010

Expected option life (year)	5	5
Expected volatility	25.72%	25.72%
Risk-free interest rate	1.23%	1.47%
Dividend yield	0.00%	0.00%

The fair value of the warrants issued in November 30, 2010 using the Black-Scholes Option Pricing Model was $0 at the date of issuance.

The table below summarizes the Company’s warrants activities through December 31, 2010:

	Number of Warrant Shares	Exercise Price Range Per Share	Weighted Average Exercise Price	Fair Value at Date of Issuance	Aggregate Intrinsic Value

Balance, September 30, 2010	-	$-	$-	$-	$-

Granted	6,693,334	0.01	0.01	-	-
Canceled	-	-	-	-	-
Exercised	-	-	-	-	-
Expired	-	-	-	-	-
Balance, December 31, 2010	6,693,334	$0.01	$0.01	$-	$-

Earned and exercisable, December 31, 2010	6,693,334	$0.01	$0.01	$-	$-

Unvested, December 31, 2010	-	$-	$-	$-	$-

The following table summarizes information concerning outstanding and exercisable warrants as of December 31, 2010:

	Warrants Outstanding			Warrants Exercisable
Range of Exercise Prices	Number Outstanding	Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Average Remaining Contractual Life (in years)	Weighted Average Exercise Price

$0.01	6,693,334	5.00	$0.01	6,693,334	5.00	$0.01

$0.01	6,693,334	5.00	$0.01	6,693,334	5.00	$0.01

Options

On December 22, 2010, effective retroactively as of June 30, 2010, the Company’s board of directors approved the adoption of the “2010 Non-Qualified Stock Option Plan” (“2010 Option Plan”) by unanimous consent.  The 2010 Option Plan was initiated to encourage and enable officers, directors, consultants, advisors and key employees of the Company to acquire and retain a proprietary interest in the Company by ownership of its common stock.  A total of 7,500,000 of the authorized shares of the Company’s common stock may be subject to, or issued pursuant to, the terms of the plan.  The Company’s policy is to recognize compensation cost for awards with only service conditions and a graded vesting schedule on a straight-line basis over the requisite service period for the entire award.  Additionally, the Company’s policy is to issue new shares of common stock to satisfy stock option exercises.

On June 30, 2010, upon formation, the Company issued a five (5) year option to its founder to purchase 1,600,000 shares of common stock, at an exercise price of $0.01 per share.

The fair value of the option grant estimated on the date of grant uses the Black-Scholes option-pricing model with the following weighted-average assumptions:

June 30, 2010

Expected option life (year)	5
Expected volatility	26.84%
Risk-free interest rate	1.79%
Dividend yield	0.00%

The fair value of the stock options issued on June 30, 2010 under the 2010 Option Plan using the Black-Scholes Option Pricing Model was $0 at the date of grant, all of which have being recognized as stock based compensation and so included in the statements of operations upon issuance.

The table below summarizes the Company’s stock option activities through December 31, 2010:

	Number of Option Shares	Exercise Price Range Per Share	Weighted Average Exercise Price	Fair Value at Date of Grant	Aggregate Intrinsic Value

Balance, June 30, 2010	1,600,000	$0.01	$0.01	*	$-

Granted	-	-	-		-
Canceled	-	-	-		-
Exercised	-	-	-		-
Expired	-	-	-		-
Balance, September 30, 2010	1,600,000	$0.01	$0.01	*	$-

Granted	200,000	0.01	0.01	*	-
Canceled	-	-	-		-
Exercised	-	-	-		-
Expired	-	-	-		-
Balance, December 31, 2010	1,800,000	$0.01	$0.01	*	$-

Vested and exercisable, December 31, 2010	1,600,000	$0.01	$0.01	*	$-

Unvested, December 31, 2010	200,000	$0.01	$0.01	*	$-

* - $0.00

As of December 31, 2010, there were 5,700,000 shares of stock options remaining available for issuance under the 2010 Plan.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Presidents Stock Transfer, having an office situated at 850 W. Hastings St., Suite 900, Vancouver, BC V6C 1E1, Canada.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The McGeary Law Firm, P.C. located at 405 Airport Fwy., Suite 5, Bedford, Texas 76021 pass on the validity of the common stock being offered pursuant to this registration statement.

The financial statements of Wellness Center USA, Inc., a Nevada corporation have been included in this Prospectus and elsewhere in the registration statement in reliance on the report of Li & Company, PC, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

INFORMATION WITH RESPECT TO WELLNESS CENTER USA, INC.

Description of Business

WELLNESS CENTER USA, INC. (WCU or the Company) is doing business as an online sports supplement and nutrition store through our website www.aminofactory.com. The Company focuses its products through the branding of Amino and in investing with on-going projects to establish immediate cash-flow for the company and provides profitability for our shareholders.  The products sold through Amino Factory are significantly different than most vitamin or nutrition stores because every product we sell is uniquely tailored to fit each and every individual’s needs.  Every customer starts by logging into our website and is directed step-by-step to find the right combination of supplement and nutritional products by the answers provided to the on-line questionnaires.   Once the suitable supplement has been determined, we then process the order in our factory and ship to the customer within seven days.

WCU constantly search for the latest natural ingredients and insist on the highest quality products.  Amino is certified to ISO9001:2008 by SGS, a UKAS accredited company, as well as being an online supplier for Kre Alkalyn, Chocamine, PeptoPro and Creapure.

Vitamin Supplement Market

Wellness Center USA Inc. provides online supplement consulting to sports enthusiasts and the wellness conscious population. According to a survey conducted by Ipsos-Public Affairs for the Council for Responsible Nutrition (CRN), 64% of U.S. adults used dietary supplements in 2008. According to the Nutrition Business Journal’s (NBJ) 2009 U.S. Nutrition Industry Overview, U.S. sales of dietary supplements (including vitamins, herbs, meal supplements and sports nutrition and specialty supplements) grew 6.3% totalling $25.2 billion in 2008, and sales are projected to grow at an annual rate of approximately 5% per year for the next five years. The supplement category was the only one tracked by NBJ which showed higher growth in 2008 than in 2007, reflecting customers’ purchases of these natural products to protect their health and ward off more expensive medical visits and prescription drugs. The vitamin and dietary supplement industry is highly fragmented with products sold through multiple channels including retailers such as mass merchants, grocery stores, drug stores and specialty retailers, as well as through direct mail, catalogues, multi-level marketers and the Internet. Sales of dietary supplements through the Internet grew 24.8% in 2007 and, according to the NBJ 2008 Supplement Business Report, NBJ predicts that this growth will continue over the next several years at double-digit levels driven primarily by the increased availability of healthcare and nutrition information online. According to a survey published by Opinion Research Corporation, in 2008, 59% of adults used online resources to obtain health and wellness information.

We expect several trends will drive the continued increase in demand for dietary supplements and health and wellness products. These trends include:

•

Increased Focus on Healthy Living: According to a 2008 study conducted by the Natural Marketing Institute (NMI), 78% of U.S. consumers take an interest in health or wellness. Moreover, according to the CRN Health Care Professionals impact study, 79% of U.S. physicians and 82% of U.S. nurses recommend dietary supplements to their patients. We believe more consumers will research nutritional studies indicating dietary supplements are beneficial for their health and wellness.

•

Shift from Care to Prevention and Increased Acceptance of Dietary Supplements: According to the Centers for Medicare and Medicaid, total U.S. healthcare expenditures rose 6.1% to $2.2 trillion in 2007 compared to 2006, representing 16.2% of U.S. Gross Domestic Product. As healthcare costs continue to rise, both the U.S. government and healthcare payers are increasingly shifting their focus to preventative care. With increased focus on preventive care, we believe consumers will increase their acceptance and use of vitamins, supplements and other health and wellness products as they explore new ways to improve their health and reduce their healthcare costs.

•

Aging U.S. Population: According to the U.S. Census Bureau, the median age of the U.S. population has increased from 30.0 in 1980 to 36.6 in 2007 and is projected to increase to 39.0 in 2050. The number of Americans 65 years of age or older is expected to increase 83%, from 35 million in 2000 to 64 million in 2025. We believe that the aging of the U.S. population will also drive the overall growth of the industry as older consumers have higher levels of disposable income to purchase dietary supplements and are more likely to use dietary supplements as they age.

Products

Acetyl L-Carnitine

L Carnitine is derived from the lysine and methionine amino acids. It is mainly synthesized in the liver and the kidneys, and must be transported for use to other tissues in the body. It is found in highest concentration in tissues that use fatty acids as the main dietary fuel, such as the skeletal and cardiac muscles.

One of the key uses of Acetyl L-Carnitine supplement is for fatty acid oxidation - helping users burn unwanted body fat. Fatty acids are one the key energy sources the body uses, and oxidation is the process by which they're broken down to create energy. The fatty acids cannot penetrate the inner mitochondia membrane (where they are burned for energy), and the key role for L-Carnitine is to transport fatty acids accross the mitochondra membrane to allow for oxidation of the fats.

Ajinomoto Instantized BCAA

Ajinomoto Instant BCAA’s are soluble branch chain amino acids: leucine, isoleucine and valine. The Ajinomoto Instantized Branched-Chain Amino Acid (IBCAA) formula is 2-parts leucine, 1-part isoleucine and 1-part valine. Ajinomoto is the global leader in the research, production and sales of amino acids. In fact, Ajinomoto was one of the first to make pharmaceutical-grade amino acids; they literally invented the process. So Ajinomoto’s amino acids are between 99% and 100% pure. No one else comes close—the impurities in other brands can be as much as six times higher. Ajinomoto’s IBCAA is the result of unique production technology that sets it apart from any competitive powder — allowing it to dissolve more quickly in water, and become available in the body more rapidly. Plus, as with all AjiPure amino acids, you can count on 100% non-animal-origin ingredients and 99-100% purity. The nutrition division of Ajinomoto AminoScience IBCAA (Instantized Branched Chain Amino Acids). Ajinomoto has developed a breakthrough formula that enhances the solubility of branched chain amino acids. IBCAA offers clear benefits; quicker dissolution, enhanced absorption, unbeatable purity, and proven consistency. This is a terrific product for runners, body builders, who need rapid recovery and improved stamina. Body builders will see an increase in their ability to develop muscle bulk.

Ajinomoto L-Glutamine

Glutamine is nutritionally classified as a nonessential amino acid. It is also considered a conditionally essential amino acid, since its requirement increases significantly in conditions of accelerated catabolism—such as metabolic stress—so that its demand cannot be met by in vivo synthesis alone. Glutamine is a protein-building amino acid that is important for maintaining muscle as well as supporting immune and intestinal health. Maintenance of lean muscle is important to athletes and active individuals. A common problem during strenuous activity is the loss of lean muscle, or wasting, as muscle tends to break down after strenuous activity. This negatively impacts performance and recovery. Glutamine is highly utilized by the cells of the immune system. It is necessary for the production of proteins secreted by the immune system in response to foreign organisms. Glutamine also supports the normal functioning and health of intestinal cells. It is essential for the optimal health of the intestinal lining, which maintains the integrity of the gut mucosal tissue. L-glutamine is manufactured by fermentation from carbohydrate sources. L-glutamine from Ajinomoto is manufactured under cGMP conditions. No ingredients of animal origin are used in the manufacturing process. A Drug Master File for L-glutamine from Ajinomoto is on record at the FDA. L-glutamine meets USP standards.

Ajinomoto L-Leucine

L-leucine is an essential amino acid, which means the body does not manufacture L-leucine, and it must be acquired through diet or supplementation. The male adult’s daily requirement is 14 mg per kg of body weight. It is one of the branched chain amino acids, along with L-isoleucine and L-valine. Supplementation should be combined with the other two branched chains. Food sources for L-leucine are meat, almonds, cashews, eggs, fish, chicken, lentils and liver. L-leucine is used for parenteral and enteral nutrition. It is used in combination with the other branched chain amino acids for patients with hepatic diseases to improve nutritional status. BCAAs serve as important fuel sources for skeletal muscle during periods of metabolic stress. BCAAs are an important component of sports nutrition and health foods, as they increase energy, enhance endurance and aid in muscle recovery. L-leucine is also used as a flavoring substance and as a lubricant for tablet production. L-leucine is produced via fermentation from carbohydrate sources. Ajinomoto manufactures L-leucine under cGMP conditions. L-leucine is 100% free of materials of animal origin, as are all Ajinomoto amino acids. A Drug Master File for L-leucine is on file at the FDA. L-leucine meets USP, EP and JP standards.

Beta Alanine

Beta Alanine is a non-essential amino acid that combines with L-Histidine to help form Carnosine. Beta Alanine elevates Carnosine concentration in muscles and is useful for anyone participating in sports which require explosive actions, for example sprinting, weight training or boxing. Using Beta Alanine will help increase the production of Carnosine. Increasing the concentration of Carnosine in muscles is vital to athletes as Carnosine can increase the ability of your muscles to work harder and perform for longer. It may also prevent lactic acid build up during intense exercise, thus reducing muscular fatigue. Try adding 300mg of L-Histidine 45 minutes prior to exercise to further increase Carnosine production. Beta alanine can cause a tingling and flushing effect on the skin. This is a perfectly normal reaction by the body and not harmful.

Competition

The online supplement industry is intensely competitive in all of its phases, and the Company competes with many companies possessing greater financial resources and technical facilities. We compete with a variety of companies operating in one or more distribution channels, including online commerce, retail stores, catalog operations or direct selling. Our current or potential competitors include the following:

•	Health/natural specialty retailers, such as GNC, Vitamin World, Puritan’s Pride (a division of NBTY) and Vitamin Shoppe.

•	Drugstores, such as Walgreen’s, CVS and RiteAid.

•	Online merchants, such as Amazon.com and Drugstore.com.

•	Supermarkets and grocery stores, including traditional supermarkets, such as Safeway and Kroger, and natural-food markets, such as Whole Foods.

•	Mass merchant retailers, such as Wal-Mart, Kmart and Target.

•	Multi-level marketers, such as USANA Health Sciences and Herbalife.

Because the Company may not have the financial and managerial resources to compete with other companies, it may not be successful in its efforts to acquire projects of value, which, ultimately, become productive. However, while the Company competes with other online supplement stores, there is no direct competition for the Amino Factory products as they are manufactured in-house.

Bankruptcy or Similar Proceedings

There has been no bankruptcy, receivership or similar proceeding pertaining to the Company.

Reorganizations, Purchase or Sale of Assets

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not done in the ordinary course of business pertaining to the Company.

Compliance with Government Regulation

The Company conducts the daily business under the guidelines of the State of Nevada. The Company at this time does not need and has not requested government approval on its products or services.

Failure to comply with applicable laws, regulations and permit requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment or remedial actions. Parties engaged in supplement business operations may be required to compensate those suffering loss or damage by reason of the defective products and may have civil or criminal fines or penalties imposed for violation of applicable laws or regulations. The amount of funds required to comply with all food safety regulations and to pay for compensation in the event of a breach of such laws may exceed the Company's ability to pay such amount.

Amendments to current laws, regulations and permits governing operations and activities of supplement companies, or more stringent implementation thereof, could have a material adverse impact on the Company and cause increases in capital expenditures or production costs or reduction in levels of production or require abandonment or delays in shipment of products.

We are subject to federal and state consumer protection laws, including laws protecting the privacy of consumer non-public information and regulations prohibiting unfair and deceptive acts and trade practices. In particular, under federal and state financial privacy laws and regulations, we must provide:

•	notice to consumers of our policies on sharing non-public information with third parties;

•	advance notice of any changes to our policies; and

•	with limited exceptions, provide consumers the right to prevent sharing of their non-public personal information with unaffiliated third parties.

Furthermore, the growth and demand for online commerce could result in more stringent consumer protection laws that impose additional compliance burdens on online retailers. These consumer protection laws could result in substantial compliance costs and could interfere with the conduct of our business.

There is currently great uncertainty in many states whether or how existing laws governing issues such as property ownership, sales and other taxes, and libel and personal privacy apply to the Internet and commercial online retailers.

These issues may take years to resolve. For example, tax authorities in a number of states, as well as a Congressional advisory commission, are currently reviewing the appropriate tax treatment of companies engaged in online commerce, and new state tax regulations may subject us to additional state sales and income taxes. New legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or a change in application of existing laws and regulations to the Internet and commercial online services could result in significant additional taxes on our business. These taxes could have an adverse effect on our results of operations. Furthermore, there is a possibility that we may be subject to significant fines or other payments for any currently unknown past failures to comply with these requirements.

Our products are subject to extensive regulation in the U.S. and abroad. The FDA enforces the Federal Food, Drug and Cosmetic Act, or FDCA, and related regulations, which govern the identity, purity, quality, strength, and composition of dietary supplements and regulate the formulation, manufacture, packaging, labeling, holding, sale, and distribution of dietary supplements, foods, cosmetics, and over-the-counter, or OTC, drugs, and prohibit the sale of misbranded and adulterated dietary supplements and dietary supplements that by the intention of the manufacturer or distributor or label or labeling claims are unapproved new drugs. The Federal Trade Commission, or FTC, enforces the Federal Trade Commission Act, or FTCA, and related regulations, which govern the advertising and advertising acts and practices associated with the promotion and sale of these products. The U.S. Postal Inspection Service enforces federal laws governing fraudulent use of the mails. Regulation of certain aspects of the dietary supplement business at the federal level is also governed by the Consumer Product Safety Commission (e.g., concerning the presence of adulterated substances, such as toxic levels of lead or iron, that render products unsafe for consumption and require a CSPC ordered recall), the Department of Agriculture (e.g., for products that are intended for ingestion as dietary supplements for animals) and the Environmental Protection Agency (e.g., in the methods of disposal used for certain dietary ingredients, such as colloidal silver). The manufacture, packaging, labeling, holding, sale, and distribution of dietary supplements are also subject to extensive local, state, and foreign government regulation. For example, under the European Union Directive, only dietary supplements listed in Annex II to that directive or otherwise ruled saleable in Europe by the European Union may be sold in Europe subject to EU restrictions on dose amounts, forms, label claims and advertising. The Bureau of Customs and Border Patrol, a division of the Department of Homeland Security, also regulates shipments containing dietary ingredients, dietary supplements, cosmetics, drugs, biologics, and medical devices and engages in enforcement activity in concert with the FDA to block the import or export of articles deemed adulterated or otherwise unlawful for sale in the United States (imports) or in the non-U.S. country to which articles are addressed. CBP holds on articles or demands for recall can interfere with the timely delivery of products to market and can result in regulatory fines and penalties.

The FDCA has been amended several times affecting provisions that concern dietary ingredients and dietary supplements, including by the Dietary Supplement Health and Education Act of 1994 (DSHEA). DSHEA formally defined what may be sold as a dietary supplement, defined statements of nutritional support and the conditions under which they may lawfully be used, and included provisions that permit the FDA to regulate manufacturing practices and labeling claims peculiar to dietary supplements. “Dietary supplements” are defined as vitamins, minerals, herbs, other botanicals, amino acids and other dietary substances that are used to supplement the diet, as well as concentrates, constituents, extracts, metabolites, or combinations of such dietary ingredients. Generally, under DSHEA, dietary ingredients that were on the market before October 15, 1994 may be used in dietary supplements without notifying the FDA. However, a “new” dietary ingredient (i.e., a dietary ingredient that was not marketed in the U.S. before October 15, 1994) must be the subject of a new dietary ingredient notification submitted to the FDA unless the ingredient has been “present in the food supply as an article used for food” without having been “chemically altered.” A new dietary ingredient notification must provide the FDA with evidence of a “history of use or other evidence of safety” which establishes that use of the dietary ingredient “will reasonably be expected to be safe.” A new dietary ingredient notification must be submitted to the FDA at least 75 days before the new dietary ingredient can be marketed. There can be no assurance that the FDA will accept evidence purporting to establish the safety of any new dietary ingredients that we may want to market, and the FDA’s refusal to accept such evidence could prevent the marketing of such dietary ingredients.

The FDA is in the process of developing guidance for the industry to clarify its interpretation of the new dietary ingredient notification requirements, and this guidance has the potential to raise new and significant regulatory barriers for new dietary ingredients. In addition, increased FDA enforcement could lead the FDA to challenge dietary ingredients already on the market as “illegal” under the FDCA because of the failure to file a new dietary ingredient notification or because the substance may be one found to be the subject of an investigational new drug application for which clinical trials have commenced and been publicized.

The FDA generally prohibits labeling a dietary supplement with any “health claim” (i.e., any statement associating a nutrient with prevention, but not treatment, of a disease or health-related condition), unless the claim is pre-approved by the FDA. The FDA prohibits entirely disease treatment claims when made for a dietary supplement. However, “statements of nutritional support,” including so-called “structure/function claims,” are permitted to be included in labeling for dietary supplements without FDA pre-approval. Such statements may describe how a particular dietary ingredient affects the structure, function or general well-being of the body, or the mechanism of action by which a dietary ingredient may affect the structure, function or well-being of the body, but such statements may not state that a dietary supplement will reduce the risk or incidence of a disease unless such claim has been reviewed and approved by the FDA. A company that uses a statement of nutritional support in labeling must possess evidence substantiating that the statement is truthful and not misleading. Such statements must be submitted to the FDA no later than thirty days after first marketing the product with the statement and must be accompanied by an FDA mandated label disclaimer that “This statement has not been evaluated by the Food and Drug Administration. This product is not intended to diagnose, treat, cure or prevent any disease.” There can be no assurance, however, that the FDA will not determine that a particular statement of nutritional support that we want to use is an unacceptable disease claim or an unauthorized nutrient-disease relationship claim otherwise permitted with FDA approval as a “health claim.” Such a determination might prevent the use of such a claim.

In addition, DSHEA provides that certain “third-party literature,” such as a reprint of a peer-reviewed scientific publication linking a particular dietary ingredient with health benefits, may “in connection with the sale of a dietary supplement to consumers” be exempt from labeling regulation. However, the FDA has adopted an “intent to use” doctrine whereby such literature even if exempt from labeling may nonetheless form the basis for an agency determination that the literature in context reveals a company intent to sell a dietary ingredient or dietary supplement as a drug, thereby rendering the supplement an unlawful, unapproved new drug. Because the “intent to use” doctrine is predicated on a subjective assessment of all facts and circumstances associated with the promotion and sale of a dietary supplement, we cannot know whether any particular piece of literature otherwise exempt from labeling will be deemed by the FDA unlawful for use in association with the sale of the dietary ingredient or dietary supplement.

As authorized by the FDCA, the FDA has recently adopted and is now implementing Good Manufacturing Practices, or GMPs, specifically for dietary supplements. These new GMPs impose extensive process controls on the manufacture, holding, labeling, packaging, and distribution of dietary supplements. They require that every dietary supplement be made in accordance with a master manufacturing record, that each step in manufacture, holding, labeling, packaging, and distribution be defined with written standard operating procedures, monitored, and documented, and that any deviation in manufacture, holding, labeling, packaging, or distribution be contemporaneously documented, assessed by a quality control expert, and corrected through documented corrective action steps (whether through an intervention that restores the product to the specifications in the master manufacturing record or to document destruction of the non-conforming product). The GMPs are designed to ensure documentation, including testing results that confirm the identity, purity, quality, strength, and composition of dietary supplements. In addition, GMPs require a company to make and keep written records of every product complaint that is related to GMPs. The written record of the product complaint must include the following: the name and description of the dietary supplement; the batch, lot, or control number of the dietary supplement, if available; the date the complaint was received and the name, address, or telephone number of the person making the complainant, if available; the nature of the complaint, including, if known, how the product was used; the reply to the complainant, if any; and findings of the investigation and follow-up action taken when an investigation is performed. The regulations directly affect all who manufacture the dietary supplements we sell and our own manufacture, holding, labeling, packaging, and distribution of dietary supplements. The FDA may deem any dietary supplement adulterated, whether presenting a risk of illness or injury or not, based on a failure to comply with any one or more process controls in the GMP regulations. If deemed adulterated, a dietary supplement may not be lawfully sold and may have to be recalled from the market. It is possible that the FDA will find one or more of the process controls implemented by us, by our contract manufacturers, or by those whose dietary supplements we sell to be inadequate and, thus, requiring corrective action, requiring any one or more of the dietary supplements we sell to be unlawful for sale, or resulting in a judicial order that may impair our ability to manufacture, market, and sell dietary supplements.

The FDA also requires adverse event notices on labels and serious adverse event reporting for all supplements and OTC drugs. An “adverse event” is defined by statute to include “any health-related event associated with the use of a dietary supplement that is adverse.” Only serious adverse events must be reported to FDA. A “serious adverse event” is an adverse event that: results in death, a life-threatening experience, inpatient hospitalization, a persistent or significant disability or incapacity, or a congenital anomaly or birth defect; or requires, based on reasonable medical judgment, a medical or surgical intervention to prevent an outcome described above. When a manufacturer, packer, or distributor whose name appears on the product label of a dietary supplement receives any report of a serious adverse event associated with the use of the dietary supplement in the United States the company must submit a “serious adverse event report” on MedWatch Form 3500A. The report must be filed within 15 business days of receipt of information regarding the adverse event. All adverse event reports, whether serious or not, must be recorded and kept in company records under the GMP rules. A company must maintain records of each report of any adverse event (both serious and non-serious) for a minimum of 6 years. These records should include any documents related to the report, including: the company’s serious adverse event report to the FDA with attachments; any new medical information about the serious adverse event received; all reports to the FDA of new medical information related to the serious adverse event; and any communications between the company and any other person(s) who provided information related to the adverse event.

The regulation of dietary supplements may increase or become more restrictive in the future. There can be no assurance that, if more stringent statutes are enacted for dietary supplements, or if more stringent regulations are promulgated, we will be able to comply with such statutes or regulations without incurring substantial expense.

The FDA regulates the formulation, manufacturing, packaging, labeling and distribution of OTC drug products pursuant to a “monograph” system that specifies active drug ingredients that are generally recognized as safe and effective for particular uses. If an OTC drug is not in compliance with the applicable FDA monograph, the product generally cannot be sold without first obtaining FDA approval of a new drug application, which can be a long and expensive procedure. The homeopathic drugs that we sell are regulated as non-prescription, over-the-counter drugs.

These products must generally meet the standards set forth in the Homeopathic Pharmacopeia of the United States and claims made for them must not deviate from those contained in specific homeopathic treatises recognized by the FDA as appropriate for use. If these requirements are not met, the FDA can consider the products unapproved new drugs and prohibit their sale.

The FDA has broad authority to enforce the provisions of the FDCA concerning dietary supplements and OTC drugs, including powers to issue a public “warning letter” to a company to quarantine and prohibit the sale of products deemed adulterated or misbranded, to publicize information about illegal products, to request a voluntary recall of illegal products from the market, to request that the Department of Justice initiate a seizure action, an injunction action or a criminal prosecution in U.S. courts, and to seek disgorgement from a federal court of all proceeds received from the sale of products deemed misbranded or adulterated.

Cosmetics are not subject to pre-market approval by FDA, but the products, their ingredients and their label and labeling content, are regulated by the FDA, and it is the burden of those who sell cosmetics to ensure that they are safe for uses as directed. The FDA prohibits certain ingredients from being contained in cosmetic products that are authorized only for drug use or are deemed adulterated. In addition, the labeling of cosmetic products is subject to the requirements of the FDCA, the Fair Packaging Labeling Act and other FDA regulations. The FDA limits cosmetic product claims to those of beautification and enhancement to the external appearance of the skin. Structure/function claims are generally prohibited for cosmetic products as are disease prevention and treatment claims. It is possible that cosmetic product ingredients now commonly in use that are derived from nanotechnology may be restricted or prohibited in future. It is also possible that claims now commonly in use concerning cosmetic reduction in the external appearance of aging, the effect of cosmetic ingredients on fine lines and wrinkles, or on other aspects of appearance may in future be deemed prohibited, implied disease treatment claims.

The FTC exercises jurisdiction over the advertising of dietary supplements, OTC drugs and cosmetics. In recent years, the FTC has instituted numerous enforcement actions against dietary supplement companies for making false or misleading advertising claims and for failing to adequately substantiate claims made in advertising. These enforcement actions have often resulted in consent decrees and the payment of civil penalties and/or restitution by the companies involved. The FTC also regulates other aspects of consumer purchases including, but not limited to, promotional offers of savings compared policies, telemarketing, continuity plans, and “free” offers.

Further, under the Food Allergen Labeling and Consumer Protection Act of 2004 (FALCPA) all packaged foods containing any of the eight identified major food allergens: milk, egg, fish, crustacean shellfish, tree nuts, wheat, peanuts, and soybeans, must declare such allergens, at least once, by their common or usual name. A packaged food “contains” an allergen for the purposes of the law when any intentionally added ingredient contains an allergen. Thus, even if an allergen is present only in a coloring or flavoring, FALCPA applies. Likewise, the law applies even if an allergen is present only in a small amount of an “incidental” (but intentionally added, non-cross-contact) additive, like a releasing agent. Disclosure in this case is required even though such an ingredient usually could be omitted altogether from the ingredients list. Failure to comply with the FALCPA may lead to civil sanctions, criminal penalties, or both under the FDCA. In addition, the FDA is authorized to seize non-conforming products controlled by a company and issue a recall of products already on the market.

We are also subject to regulation under various state, local and international laws that include provisions governing, among other things, the formulation, manufacturing, packaging, labeling, advertising and distribution of dietary supplements and OTC drugs. For example, Proposition 65 in the State of California requires a list of substances that are deemed to pose a risk of carcinogenicity or birth defects. If any such ingredient is contained in a dietary supplement, cosmetic, or drug, the product may be lawfully sold in California only if accompanied by a prominent warning label alerting consumers that the product contains an ingredient linked to cancer or birth defect risk. Private attorney general actions as well as California attorney general actions may be brought against non-compliant parties and can result in substantial costs and fines.

Government regulations in foreign countries may prevent or delay the introduction, or require the reformulation, of certain of our products. Compliance with such foreign governmental regulations is generally the responsibility of our distributors in those countries. These distributors are independent contractors whom we do not control.

In addition, from time to time in the future, we may become subject to additional laws or regulations administered by the FDA, the FTC, or by other federal, state, local or foreign regulatory authorities, to the repeal of laws or regulations that we generally consider favorable, such as DSHEA, or to more stringent interpretations of current laws or regulations. We are not able to predict the nature of such future laws, regulations, repeals or interpretations, and we cannot predict what effect additional governmental regulation, if and when it occurs, would have on our business in the future. Such developments could, however, require reformulation of certain products to meet new standards, recalls or discontinuance of certain products not able to be reformulated, additional record-keeping requirements, increased documentation of the properties of certain products, additional or different labeling, additional scientific substantiation, additional personnel or other new requirements. Any such developments could have a material adverse effect on our business.

Patents, Trademarks, Franchises, Concessions, Royalty Agreements, or Labor Contracts

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any copyright, trademark or patent applications on an ongoing basis.

Employees

We currently have no employees.

Description of Property

The Company does not have any property interest and is not tantamount to property ownership. The Company does not have any plants or other property. The Company's principal operations are located in Suite 111-1014 E. Algonquin Road, Schaumburg, IL 60173. It is not anticipated that expanded facilities will be in the near future.

Legal Proceedings

There are no current, past, pending or threatened legal proceedings or administrative actions either by or against the issuer that could have a material effect on the issuer’s business, financial condition, or operations.

Market for Common Equity and Other Related Stockholder Matters

There is no current public market for our securities. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid. We anticipate applying for quoting of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be quoted on the OTCBB or, if quoted, that a public market will materialize.

Availability of Rule 144

As of the date of this registration statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

INDEX TO FINANCIAL STATEMENTS

Wellness Center USA, Inc.

(A Development Stage Company)

Contents

Page(s)

Report of Independent Registered Public Accounting Firm

                                                                          F-2

Balance Sheet at September 30, 2010

F-3

Statement of Operations for the Period from June 30, 2010 (inception) through September 30, 2010

   F-4

Statement of Stockholders’ Deficit for the Period from June 30, 2010 (inception) through September 30, 2010  F-5

Statement of Cash Flows for the Period from June 30, 2010 (inception) through September 30, 2010

                F-6

Notes to the Financial Statements

                                                                                                          F-7 to F-15

Interim Financial Statements for the Period Ended December 31, 2010 and for the Period from June 30, 2010 (inception) through December 31, 2010 (Unaudited)                                                                                  F-16 to F-30

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Wellness Center USA, Inc.

(A Development Stage Company) Schaumburg, Illinois

We have audited the accompanying balance sheet of Wellness Center USA, Inc., a development stage company, (the “Company”) as of September 30, 2010 and the related statements of operations, stockholders’ deficit and cash flows for the period from June 30, 2010 (inception) through September 30, 2010.   These financial statements are the responsibility of the Company’s management.  Ou r responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we eng aged to perform, an audit of its internal control over financial reporting.   Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in th e circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting  the  amounts  and disclosures  in  the financial statements.   An audit also includes  assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to abo ve present fairly, in all material respects, the financial position of the Company as of September 30, 2010 and the results of its operations and i ts cash flows for the period from June 30, 2010 (inception) through September 30, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a  going concern.   As discussed in Note 3 to the financial statements, the Company had a deficit accumulated during the development stage at September 30, 2010 and had a net loss and net cash used in operating activities for the period from June 30, 2010 (inception) through September 30, 2010, with no revenues earned since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Li & Company, PC

Li & Company, PC

Skillman, New Jersey

March 30, 2011

Wellness Center USA, Inc.
(A development stage company)
Balance Sheet

September 30, 2010

Assets
Current Assets
Cash	$200
Prepaid expenses	16,500

Total current assets	16,700

Total Assets	16,700

Liabilities and stockholders' deficit
Current Liabilities
Advances from stockholder	$53,075
Accrued expenses	3,000

Total current liabilities	56,075

Stockholders' Deficit
Common stock: $0.001 par value: 75,000,000 shares authorized;
15,030,000 and 3,665,000 shares issued and outstanding, respectively	3,665
Deficit accumulated during the development stage	(43,040)

Total stockholders' deficit	(39,375)

Total Liabilities and Stockholders' Deficit	$16,700

See accompanying notes to the financial statements.
F-3

Wellness Center USA, Inc.
(A development stage company)
Statement of Operations

For the Period from
June 30, 2010
(Inception) through
September 30, 2010

Revenue	$-

Operating Expenses
General and administrative	6,540
Consulting fees	36,500

Total operating expenses	43,040

Loss before Income Taxes	(43,040)

Income Tax Provision	-

Net Loss	$(43,040)

Net loss per common share
- Basic and Diluted	$(0.01)

Weighted average common shares outstanding
- Basic and Diluted	3,665,000

See accompanying notes to the financial statements.

Wellness Center USA, Inc.
(A development stage company)
Statement of Stockholders' Deficit
For the period from June 30, 2010 (inception) through September 30, 2010

	Common Stock, $0.001 Par Value
	Number of Shares	Amount	Deficit Accumulated during the Development Stage	Total Stockholders' Deficit

June 30, 2010 ( inception )	-	$-	$-	$-

Issuance of common shares as compensation valued
at $0.001 per share upon formation	3,665,000	3,665		3,665

Net loss			(43,040)	(43,040)

Balance September 30, 2010	3,665,000	$3,665	$(43,040)	$(39,375)

See accompanying notes to the financial statements.

Wellness Center USA, Inc.
(A development stage company)
Statement of Cash Flows

For the Period from
June 30, 2010
(Inception) through
September 30, 2010

Cash Flows from Operating Activities
Net loss	$(43,040)
Adjustments to reconcile net loss to net cash
used in operating activities:
Common stock issued as compensation	3,665
Prepaid expenses	(16,500)
Accrued expenses	3,000

Net Cash Used in Operating Activities	(52,875)

Cash Flows from Investing Activities
Purchase of office equipment	-

Net Cash Used in Investing Activities	-

Cash Flows from Financing Activities
Common stock issued for cash	-
Advances from stockholder	53,075

Net Cash Provided by Financing Activities	53,075

Net Change in Cash	200

Cash - beginning of period	-

Cash - end of period	$200

Supplemental disclosure of cash flow information:
Interest paid	$-
Income tax paid	$-

See accompanying notes to the financial statements.

Wellness Center USA, Inc.

(A Development Stage Company)

September 30, 2010

Notes to the Financial Statements

NOTE 1 - ORGANIZATION AND OPERATIONS

Wellness Center USA, Inc., a development stage company, (the “Company”) was incorporated on June 30, 2010 under the laws of the State of Nevada. The Company plans to engage in online sports and nutrition supplements marketing and distribution through its website www.aminofactory.com. As of September 30, 2010, the Company had not yet commenced operations.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Development stage company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification. The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of the Company's development stage activities.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Fiscal year end

The Company elected September 30 as its fiscal year end upon its formation.

Cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements.  To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses and accrued expenses, approximates their fair value because of the short maturity of the instruments.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at September 30, 2010; no gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the period from June 30, 2010 (inception) through September 30, 2010.

Commitments and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Revenue recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company will recognize revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Stock-based compensation for obtaining employee services

The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under guidance of section 505-50-30 of the FASB Accounting Standards Codification. Pursuant to paragraph 718-10-30-6 of the FASB Accounting Standards Codification, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.  The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur.

The fair value of each option award is estimated on the date of grant using a Black-Scholes option-pricing valuation model.  The ranges of assumptions for inputs are as follows:

·

The Company uses historical data to estimate employee termination behavior.  The expected life of options granted is derived from paragraph 718-10-S99-1 of the FASB Accounting Standards Codification and represents the period of time the options are expected to be outstanding.

·	The expected volatility is based on a combination of the historical volatility of the comparable companies’ stock over the contractual life of the options.

·	The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the contractual life of the option.

·	The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the contractual life of the option.

The Company’s policy is to recognize compensation cost for awards with only service conditions and a graded vesting schedule on a straight-line basis over the requisite service period for the entire award.

Income taxes

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income and Comprehensive Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes.  Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Net income (loss) per common share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through stock options and warrants.

The following table shows the number of potentially outstanding dilutive shares excluded from the diluted net loss per share calculation for the period from June 30, 2010 (inception) through September 30, 2010 as they were anti-dilutive:

		Number of potentially outstanding dilutive shares
		For the Period from June 30, 2010 (inception) through September 30, 2010

Stock options issued on June 30, 2010 to the founder of the Company upon formation with an exercise price of $0.01 per share expiring five (5) years from the date of issuance		1,600,000

Total potentially outstanding dilutive shares		1,600,000
%	%

Cash flows reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently issued accounting pronouncements

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-06 “Fair Value Measurements and Disclosures (Topic 820) Improving Disclosures about Fair Value Measurements”, which provides amendments to Subtopic 820-10 that requires new disclosures as follows:

1.

Transfers in and out of Levels 1 and 2. A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers.

2.

Activity in Level 3 fair value measurements. In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number).

This Update provides amendments to Subtopic 820-10 that clarify existing disclosures as follows:

1.

Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities.

2.

Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3.

This Update also includes conforming amendments to the guidance on employers' disclosures about postretirement benefit plan assets (Subtopic 715-20). The conforming amendments to Subtopic 715-20 change the terminology from major categories of assets to classes of assets and provide a cross reference to the guidance in Subtopic 820-10 on how to determine appropriate classes to present fair value disclosures. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.

In April 2010, the FASB issued ASU No. 2010-13, “Compensation—Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades” (“ASU 2010-13”). This update provides amendments to Topic 718 to clarify that an employee share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, an entity would not classify such an award as a liability if it otherwise qualifies as equity. The amendments in ASU 2010-13 are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010.

In August 2010, the FASB issued ASU 2010-21, “Accounting for Technical Amendments to Various SEC Rules and Schedules: Amendments to SEC Paragraphs Pursuant to Release No. 33-9026: Technical Amendments to Rules, Forms, Schedules and Codification of Financial Reporting Policies” (“ASU 2010-21”), was issued to conform the SEC’s reporting requirements to the terminology and provisions in ASC 805, Business Combinations, and in ASC 810-10, Consolidation. ASU No. 2010-21 was issued to reflect SEC Release No. 33-9026, “Technical Amendments to Rules, Forms, Schedules and Codification of Financial Reporting Policies,” which was effective April 23, 2009. The ASU also proposes additions or modifications to the XBRL taxonomy as a result of the amendments in the update.

In August 2010, the FASB issued ASU 2010-22, “Accounting for Various Topics: Technical Corrections to SEC Paragraphs” (“ASU 2010-22”), which amends various SEC paragraphs based on external comments received and the issuance of SEC Staff Accounting Bulletin (SAB) No. 112, which amends or rescinds portions of certain SAB topics.  The topics affected include reporting of inventories in condensed financial statements for Form 10-Q, debt issue costs in conjunction with a business combination, sales of  stock by subsidiary, gain recognition on sales of business, business combinations prior to an initial public offering, loss contingent and liability assumed in business combination, divestitures, and oil and gas exchange offers.

In December 2010, the FASB issued the FASB Accounting Standards Update No. 2010-28 “Intangibles—Goodwill and Other (Topic 350): When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts” (“ASU 2010-28”).Under ASU 2010-28, if the carrying amount of a reporting unit is zero or negative, an entity must assess whether it is more likely than not that goodwill impairment exists. To make that determination, an entity should consider whether there are adverse qualitative factors that could impact the amount of goodwill, including those listed in ASC 350-20-35-30. As a result of the new guidance, an entity can no longer assert that a reporting unit is not required to perform the second step of the goodwill impairment test because the carrying amount of the reporting unit is zero or negative, despite the existence of qualitative factors that indicate goodwill is more likely than not impaired. ASU 2010-28 is effective for public entities for fiscal years, and for interim periods within those years, beginning after December 15, 2010, with early adoption prohibited.

In December 2010, the FASB issued the FASB Accounting Standards Update No. 2010-29 “Business Combinations (Topic 805): Disclosure of Supplementary Pro Forma Information for Business Combinations”

(“ASU 2010-29”). ASU 2010-29 specifies that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments in this Update also expand the supplemental pro forma disclosures under Topic 805 to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amended guidance is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

NOTE 3 – GOING CONCERN

As reflected in the accompanying financial statements, the Company had a deficit accumulated during the development stage of $43,040 at September 30, 2010 and had a net loss of $43,040 and net cash used in operating activities of $52,875 for the period from June 30, 2010 (inception) through September 30, 2010, respectively, with no revenues earned since inception.

While the Company is attempting to commence operations and generate revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations.  Management intends to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern.  While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – RELATED PARTY TRANSACTIONS

Free office space

The Company has been provided office space by its Chief Executive Officer at no cost.  The management determined that such cost is nominal and did not recognize the rent expense in its financial statements.

Advances from stockholder

Advances from stockholder at September 30, 2010, consisted of the following:

September 30, 2010

Advances from stockholder	$53,075

)
$53,075

For the period from June 30, 2010 (inception) through September 30, 2010, the Company received advances from its founder of $53,075 in aggregate for working capital purposes.

The advances from stockholder bear no interest and are due on demand.

NOTE 5 – STOCKHOLDERS’ DEFICIT

Issuance of common stock

The Company was incorporated on June 30, 2010 at which time (i) 3,665,000 shares of common stock were issued to the Company’s founder at par, or $3,665 and (ii) an option to purchase 1,600,000 shares of common stock to the Company’s founder with an exercise price of $0.01 per share as compensation.

Stock options

On December 22, 2010, effective retroactively as of June 30, 2010, the Company’s board of directors approved the adoption of the “2010 Non-Qualified Stock Option Plan” (“2010 Option Plan”) by unanimous consent.  The 2010 Option Plan was initiated to encourage and enable officers, directors, consultants, advisors and key employees of the Company to acquire and retain a proprietary interest in the Company by ownership of its common stock.  A total of 7,500,000 of the authorized shares of the Company’s common stock may be subject to, or issued pursuant to, the terms of the plan.  The Company’s policy is to recognize compensation cost for awards with only service conditions and a graded vesting schedule on a straight-line basis over the requisite service period for the entire award.  Additionally, the Company’s policy is to issue new shares of common stock to satisfy stock option exercises.

On June 30, 2010, upon formation, the Company issued an option to purchase 1,600,000 shares of common stock to the Company’s founder at $0.01 per share as compensation.

The fair value of the option grant estimated on the date of grant uses the Black-Scholes option-pricing model with the following weighted-average assumptions:

June 30, 2010

Expected option life (year)	5
Expected volatility	26.84%
Risk-free interest rate	1.79%
Dividend yield	0.00%

The fair value of the stock options issued on June 30, 2010 under the 2010 Option Plan using the Black-Scholes Option Pricing Model was $0 at the date of grant.

The table below summarizes the Company’s stock option activities through September 30, 2010:

	Number of Option Shares	Exercise Price Range Per Share	Weighted Average Exercise Price	Fair Value at Date of Grant	Aggregate Intrinsic Value

Balance, June 30, 2010	1,600,000	$0.01	$0.01	*	$-

Granted	-	-	-		-
Canceled	-	-	-		-
Exercised	-	-	-		-
Expired	-	-	-		-
Balance, September 30, 2010	1,600,000	$0.01	$0.01	*	$-

Vested and exercisable, September 30, 2010	1,600,000	$0.01	$0.01	*	$-

Unvested, September 30, 2010	-	$-	$-	-	$-

* - $0.00

As of September 30, 2010, there were 5,900,000 shares of stock options remaining available for issuance under the 2010 Option Plan.

NOTE 6 – INCOME TAXES

Deferred tax assets

At September 30, 2010, the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $43,040 that may be offset against future taxable income through 2030.  No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company’s net deferred tax assets of approximately $14,634 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance of $14,634.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards.  The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability.  The valuation allowance increased approximately $14,634 for the period from June 30, 2010 (inception) through September 30, 2010.

Components of deferred tax assets at September 30, 2010 are as follows:

September 30, 2010
Net deferred tax assets – Non-current:

Expected income tax benefit from NOL carry-forwards	14,634
Less valuation allowance	(14,634)

Deferred tax assets, net of valuation allowance	$-

Income taxes in the statements of operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

For the period from June 30, 2010 (inception) through September 30, 2010

Federal statutory income tax rate	34.0%
Change in valuation allowance on net operating loss carry-forwards	(34.0)%
Effective income tax rate	0.0%

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Consulting agreement

On June 17, 2010, in preparation of the formation of the Company, the then sole organizer and now majority stockholder of the Company entered into a consulting agreement with an unrelated third party (the “Consultants”) on behalf of the Company to retain the Consultants to assist the Company in becoming a publicly listed company and to develop its business. The term of the agreement was for a period of six (6) month from the date of signing and is automatically extended in a 6 month frequency unless cancelled in writing.  Pursuant to the agreement, the Company is required to provide payments to Consultants of up to $110,000 (“Total project Cost”) to cover costs for professional services engaged by Consultants and all required agency fees as needed.  Upon signing of this Agreement, the Company advanced to Consultants a retainer of $50,000 which was used to make payments on behalf of the Company to pay Consultants (i) at $6,500 per month for the Consultants services, including, but not limited to accounting, general bookkeeping, documentations, filing for EDGAR & SEDAR, business plan preparation, 15C211 preparation, in addition to auditors, lawyers, Transfer Agency,  market makers, and all fees associated with transfer agent for CUSIP, FINRA and trading symbol; and (ii) to grant up to 250,000 shares of the Company’s common stock after the commencement of the Agreement as follows: Consultants acknowledge that shares may not be available for issuance until such point and time arrives and these shares shall be included in the Company’s registration statement for free trading status. On November 30, 2010, the Company issued 250,000 shares of its common stock to the Consultants as required pursuant to the Agreement, valued at $250.

NOTE 8 – SUBSEQUENT EVENTS

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued to determine if they must be reported.  The Management of the Company determined that there were certain reportable subsequent events to be disclosed as follows:

Issuance of common stock

On November 10, 2010 the Company issued 2,557,500 shares of its common stock and warrants to purchase 1,600,000 shares of common stock with an exercise price of $0.01 per share expiring five (5) years from the date of issuance for $2,557.50 in cash.

On November 30, 2010 the Company issued 7,982,500 shares of its common stock and warrants to purchase 4,718,334 shares of common stock with an exercise price of $0.01 per share expiring five (5) years from the date of issuance for the total consideration of $7,982.50 in cash.

On November 30, 2010 the Company issued 375,000 shares of its common stock and warrants to purchase 375,000 shares of common stock with an exercise price of $0.01 per share expiring five (5) years from the date of issuance, valued at $375 for compensation.

On November 30, 2010 the Company issued 250,000 shares of its common stock to the Consultants pursuant to the agreement, valued at $250 for professional services.

On November 30, 2010 the Company issued 200,000 shares of its common stock and options to purchase 200,000 shares of common stock with an exercise price of $0.01 per share expiring five (5) years from the date of issuance, valued at $200 to the newly appointed members of the board of directors as compensation.

Advances from stockholder

For the interim period ended December 31, 2010, the Company received advances from its founder of $20,900 in aggregate for working capital purposes.

For the period from January 1, 2011 through March 28, 2011, the Company received advances from its founder of $4,000 in aggregate for working capital purposes.

Entry into an operating lease with a related party

On December 20, 2010 the Company entered into a non-cancellable sub-lease for the office space in Illinois with an entity controlled by the majority stockholder of the Company for $1,909.50 per month for the period from January 1, 2011 through December 31, 2011.   Future minimum lease payments required under the non-cancelable operating lease are as follows:

Fiscal year ending September 30:
2011	$17,186

2012	5,728

$22,914

Wellness Center USA, Inc.
(A development stage company)
Balance Sheets

	December 31, 2010	September 30, 2010
	(Unaudited)

Assets
Current Assets
Cash	$4,818	$200
Prepaid expenses	5,900	16,500

Total current assets	10,718	16,700

Office Equipment
Office equipment	1,150	-

Total Assets	11,868	16,700

Liabilities and stockholders' deficit
Current Liabilities
Advances from stockholder	$73,975	$53,075
Accrued expenses	3,000	3,000

Total current liabilities	76,975	56,075

Stockholders' Deficit
Common stock: $0.001 par value: 75,000,000 shares authorized;
15,030,000 and 3,665,000 shares issued and outstanding, respectively	15,030	3,665
Deficit accumulated during the development stage	(80,137)	(43,040)

Total stockholders' deficit	(65,107)	(39,375)

Total Liabilities and Stockholders' Deficit	$11,868	$16,700

See accompanying notes to the financial statements.

Wellness Center USA, Inc.
(A development stage company)
Statements of Operations

		For the Period from
	For the Three Months	June 30, 2010
	Ended	(Inception) through
	December 31, 2010	December 31, 2010
	(Unaudited)	(Unaudited)

Revenue	$-	$-

Operating Expenses
Rent expense - related party	4,961	4,961
General and administrative	6,536	13,076
Consulting fees	15,000	51,500
Professional fees	10,600	10,600

Total operating expenses	37,097	80,137

Loss before Income Taxes	(37,097)	(80,137)

Income Tax Provision	-	-

Net Loss	$(37,097)	$(80,137)

Net loss per common share
- Basic and Diluted	$(0.00)	$(0.01)

Weighted average common shares outstanding
- Basic and Diluted	8,050,750	5,858,003

See accompanying notes to the financial statements.

Wellness Center USA, Inc.
(A development stage company)
Statement of Stockholders' Deficit
For the period from June 30, 2010 (inception) through December 31, 2010

	Common Stock, $0.001 Par Value
	Number of Shares	Amount	Deficit Accumulated during the Development Stage	Total Stockholders' Deficit

June 30, 2010 ( inception )	-	$-	$-	$-

Issuance of common shares as compensation valued
at $0.001 per share upon formation	3,665,000	3,665		3,665

Net loss			(43,040)	(43,040)

Balance September 30, 2010	3,665,000	3,665	(43,040)	(39,375)

Issuance of common shares and warrants for cash
at par on November 10, 2010	2,557,500	2,557		2,557

Issuance of common shares and warrants for cash
at par on November 30, 2010	7,982,500	7,983		7,983

Issuance of common shares as compensation
at par on November 30, 2010	375,000	375		375

Issuance of common shares for service valued
at par on November 30, 2010	250,000	250		250

Issuance of common shares to newly appointed
board of directors valued
at par on November 30, 2010	200,000	200		200

Net loss			(37,097)	(37,097)
Balance December 31, 2010	15,030,000	$15,030	$(80,137)	$(65,107)

See accompanying notes to the financial statements.

Wellness Center USA, Inc.
(A development stage company)
Statements of Cash Flows

		For the Period from
	For the three Months	June 30, 2010
	Ended	(Inception) through
	December 31, 2010	December 31, 2010
	(Unaudited)	(Unaudited)

Cash Flows from Operating Activities
Net loss	$(37,097)	$(80,137)
Adjustments to reconcile net loss to net cash
used in operating activities:
Common stock issued as compensation	825	4,490
Prepaid expenses	10,600	(5,900)
Accrued expenses	-	3,000
Net Cash Used in Operating Activities	(25,672)	(78,547)
Cash Flows from Investing Activities
Purchase of office equipment	(1,150)	(1,150)

Net Cash Used in Investing Activities	(1,150)	(1,150)
Cash Flows from Financing Activities
Common stock issued for cash	10,540	10,540
Advances from stockholder	20,900	73,975
Net Cash Provided by Financing Activities	31,440	84,515

Net Change in Cash	4,618	4,818

Cash - beginning of period	200	-

Cash - end of period	$4,818	$4,818
Supplemental disclosure of cash flow information:
Interest paid	$-	$-
Income tax paid	$-	$-

See accompanying notes to the financial statements.

Wellness Center USA, Inc.

(A Development Stage Company)

December 31, 2010

Notes to the Financial Statements

(Unaudited)

NOTE 1 - ORGANIZATION AND OPERATIONS

Wellness Center USA, Inc., a development stage company, (the “Company”) was incorporated on June 30, 2010 under the laws of the State of Nevada. The Company plans to engage in online sports and nutrition supplements marketing and distribution through its website www.aminofactory.com.  As of December 31, 2010, the Company had not yet commenced operations

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying unaudited interim financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for the interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) to Form 10-Q and Article 8 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements.  The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim period presented.  Unaudited interim results are not necessarily indicative of the results for the full fiscal year.  These financial statements should be read in conjunction with the financial statements of the Company for the period from June 30, 2010 (inception) through September 30, 2010 and notes thereto contained in the information filed as part of the Company’s Registration Statement on Form S-1, of which this Prospectus is a part.

Development stage company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification. The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of the Company's development stage activities.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimate includes the estimated useful life of office equipment.  Actual results could differ from those estimates.

Fiscal year end

The Company elected September 30 as its fiscal year end upon its formation.

Cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Office equipment

Office equipment is recorded at cost.  Expenditures for major additions and betterments are capitalized.  Maintenance and repairs are charged to operations as incurred.  Depreciation of office equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful life of five (5) years.  Upon sale or retirement of office equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statements of operations.

Impairment of long-lived asset

The Company has adopted paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived asset, which includes office equipment is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.  Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.  The Company determined that there were no impairment of long-lived asset as of December 31, 2010.

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements.  To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses and accrued expenses, approximates their fair value because of the short maturity of the instruments.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at December 31, 2010 or September 30, 2010; no gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the interim period from December 31, 2010,  or for the period from June 30, 2010 (inception) through December 31, 2010.

Commitments and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Revenue recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company will recognize revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Stock-based compensation for obtaining employee services

The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under guidance of section 505-50-30 of the FASB Accounting Standards Codification. Pursuant to paragraph 718-10-30-6 of the FASB Accounting Standards Codification, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.  The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur.

The fair value of each option award is estimated on the date of grant using a Black-Scholes option-pricing valuation model.  The ranges of assumptions for inputs are as follows:

·

The Company uses historical data to estimate employee termination behavior.  The expected life of options granted is derived from paragraph 718-10-S99-1 of the FASB Accounting Standards Codification and represents the period of time the options are expected to be outstanding.

·	The expected volatility is based on a combination of the historical volatility of the comparable companies’ stock over the contractual life of the options.

·	The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the contractual life of the option.

·	The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the contractual life of the option.

The Company’s policy is to recognize compensation cost for awards with only service conditions and a graded vesting schedule on a straight-line basis over the requisite service period for the entire award.

Income taxes

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income and Comprehensive Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes.  Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Net income (loss) per common share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through stock options and warrants.

The following table shows the number of potentially outstanding dilutive shares excluded from the diluted net loss per share calculation for the interim period ended December 31, 2010 as they were anti-dilutive:

		Number of potentially outstanding dilutive shares
		For the Interim Period Ended December 31, 2010

Stock options issued on June 30, 2010 to the founder of the Company upon formation with an exercise price of $0.01 per share expiring five (5) years from the date of issuance		1,600,000

Stock options issued on November 30, 2010 to the members of board of directors of the Company with an exercise price of 0.01 per share expiring five (5) years from the date of issuance		200,000

Warrants issued on November 10, 2010 to the shareholders in connection with the Company’s November 10, 2010 equity financing with an exercise price of $0.01 per share expiring five (5) years from the date of issuance		1,600,000

Warrants issued on November 30 , 2010 to the shareholders with an exercise price of $0.01 per share expiring five (5) years from the date of issuance		4,718,334

Warrants issued on November 30 , 2010 for services with an exercise price of $0.01 per share expiring five (5) years from the date of issuance		375,000

Total potentially outstanding dilutive shares		8,493,334
%	%

Cash flows reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently issued accounting pronouncements

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-06 “Fair Value Measurements and Disclosures (Topic 820) Improving Disclosures about Fair Value Measurements”, which provides amendments to Subtopic 820-10 that requires new disclosures as follows:

1.

Transfers in and out of Levels 1 and 2. A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers.

2.

Activity in Level 3 fair value measurements. In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number).

This Update provides amendments to Subtopic 820-10 that clarify existing disclosures as follows:

1.

Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities.

2.

Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3.

This Update also includes conforming amendments to the guidance on employers' disclosures about postretirement benefit plan assets (Subtopic 715-20). The conforming amendments to Subtopic 715-20 change the terminology from major categories of assets to classes of assets and provide a cross reference to the guidance in Subtopic 820-10 on how to determine appropriate classes to present fair value disclosures. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.

In April 2010, the FASB issued ASU No. 2010-13, “Compensation—Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades” (“ASU 2010-13”). This update provides amendments to Topic 718 to clarify that an employee share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, an entity would not classify such an award as a liability if it otherwise qualifies as equity. The amendments in ASU 2010-13 are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010.

In August 2010, the FASB issued ASU 2010-21, “Accounting for Technical Amendments to Various SEC Rules and Schedules: Amendments to SEC Paragraphs Pursuant to Release No. 33-9026: Technical Amendments to Rules, Forms, Schedules and Codification of Financial Reporting Policies” (“ASU 2010-21”), was issued to conform the SEC’s reporting requirements to the terminology and provisions in ASC 805, Business Combinations, and in ASC 810-10, Consolidation. ASU No. 2010-21 was issued to reflect SEC Release No. 33-9026, “Technical Amendments to Rules, Forms, Schedules and Codification of Financial Reporting Policies,” which was effective April 23, 2009. The ASU also proposes additions or modifications to the XBRL taxonomy as a result of the amendments in the update.

In August 2010, the FASB issued ASU 2010-22, “Accounting for Various Topics: Technical Corrections to SEC Paragraphs” (“ASU 2010-22”), which amends various SEC paragraphs based on external comments received and the issuance of SEC Staff Accounting Bulletin (SAB) No. 112, which amends or rescinds portions of certain SAB topics.  The topics affected include reporting of inventories in condensed financial statements for Form 10-Q, debt issue costs in conjunction with a business combination, sales of  stock by subsidiary, gain recognition on sales of business, business combinations prior to an initial public offering, loss contingent and liability assumed in business combination, divestitures, and oil and gas exchange offers.

In December 2010, the FASB issued the FASB Accounting Standards Update No. 2010-28 “Intangibles—Goodwill and Other (Topic 350): When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts” (“ASU 2010-28”).Under ASU 2010-28, if the carrying amount of a reporting unit is zero or negative, an entity must assess whether it is more likely than not that goodwill impairment exists. To make that determination, an entity should consider whether there are adverse qualitative factors that could impact the amount of goodwill, including those listed in ASC 350-20-35-30. As a result of the new guidance, an entity can no longer assert that a reporting unit is not required to perform the second step of the goodwill impairment test because the carrying amount of the reporting unit is zero or negative, despite the existence of qualitative factors that indicate goodwill is more likely than not impaired. ASU 2010-28 is effective for public entities for fiscal years, and for interim periods within those years, beginning after December 15, 2010, with early adoption prohibited.

In December 2010, the FASB issued the FASB Accounting Standards Update No. 2010-29 “Business Combinations (Topic 805): Disclosure of Supplementary Pro Forma Information for Business Combinations” (“ASU 2010-29”). ASU 2010-29 specifies that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments in this Update also expand the supplemental pro forma disclosures under Topic 805 to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amended guidance is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

NOTE 3 – GOING CONCERN

As reflected in the accompanying financial statements, the Company had a deficit accumulated during the development stage of $80,137 at December 31, 2010 and had a net loss of $37,097 and net cash used in operating activities of $25,672 for the interim period then ended, respectively, with no revenue earned since inception.

While the Company is attempting to commence operations and generate revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations.  Management intends to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern.  While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – OFFICE EQUIPMENT

Office equipment, stated at cost, less accumulated depreciation at December 31, 2010 and September 30, 2010 consisted of the following:

	Estimated Useful Life (Years)	December 31, 2010	September 30, 2010

Office equipment	5	$1,150	$-

		1,150	-
Less accumulated depreciation (i)		(-)	(-)

		$1,150	$-

 (i)

Depreciation expense

The Company acquired the office equipment on December 7, 2010 and will start to record depreciation expense as of January 1, 2011.

NOTE 5 – RELATED PARTY TRANSACTIONS

Advances from stockholder

Advances from stockholder at December 31, 2010 and September 30, 2010, consisted of the following:

	December 31, 2010	September 30, 2010

Advances from stockholder	$73,975	$53,075

			)
	$73,975	$53,075

For the period from June 30, 2010 (inception) through September 30, 2010, the Company received advances from its founder of $53,075 in aggregate for working capital purposes.

For the interim period ended December 31, 2010, the Company received advances from its founder of $20,900 in aggregate for working capital purposes.

For the period from January 1, 2011 through March 28, 2011, the Company received advances from its founder of $4,000 in aggregate for working capital purposes.

The advances from stockholder bear no interest and are due on demand.

NOTE 6 – STOCKHOLDERS’ DEFICIT

Issuance of common stock

The Company was incorporated on June 30, 2010 at which time (i) 3,665,000 shares of common stock were issued to the Company’s founder at par, or $3,665 and (ii) an option to purchase 1,600,000 shares of common stock to the Company’s founder with an exercise price of $0.01 per share for professional services.

On November 10, 2010 the Company issued 2,557,500 shares of its common stock and warrants to purchase 1,600,000 shares of common stock with an exercise price of $0.01 per share expiring five (5) years from the date of issuance for $2,557.50 in cash.

On November 30, 2010 the Company issued 7,982,500 shares of its common stock and warrants to purchase 4,718,334 shares of common stock with an exercise price of $0.01 per share expiring five (5) years from the date of issuance for the total consideration of $7,982.50 in cash.

On November 30, 2010 the Company issued 375,000 shares of its common stock and warrants to purchase 375,000 shares of common stock with an exercise price of $0.01 per share expiring five (5) years from the date of issuance, valued at $375 as compensation.

On November 30, 2010 the Company issued 250,000 shares of its common stock to the Consultants pursuant to the Agreement, valued at $250 for professional services.

On November 30, 2010 the Company issued 200,000 shares of its common stock and options to purchase 200,000 shares of common stock with an exercise price of $0.01 per share expiring five (5) years from the date of issuance, valued at $200 to the newly appointed members of the board of directors as compensation.

Stock options

On December 22, 2010, effective retroactively as of June 30, 2010, the Company’s board of directors approved the adoption of the “2010 Non-Qualified Stock Option Plan” (“2010 Option Plan”) by unanimous consent.  The 2010 Option Plan was initiated to encourage and enable officers, directors, consultants, advisors and key employees of the Company to acquire and retain a proprietary interest in the Company by ownership of its common stock.  A total of 7,500,000 of the authorized shares of the Company’s common stock may be subject to, or issued pursuant to, the terms of the plan.  The Company’s policy is to recognize compensation cost for awards with only service conditions and a graded vesting schedule on a straight-line basis over the requisite service period for the entire award.  Additionally, the Company’s policy is to issue new shares of common stock to satisfy stock option exercises.

On June 30, 2010, upon formation, the Company issued an option to purchase 1,600,000 shares of common stock to the Company’s founder with an exercise price of $0.01 per share as part of the professional services.

The fair value of the option grant estimated on the date of grant uses the Black-Scholes option-pricing model with the following weighted-average assumptions:

June 30, 2010

Expected option life (year)	5
Expected volatility	26.84%
Risk-free interest rate	1.79%
Dividend yield	0.00%

The fair value of the stock options issued on June 30, 2010 under the 2010 Option Plan using the Black-Scholes Option Pricing Model was $0 at the date of grant.

On November 30, 2010, the Company issued an option to purchase 200,000 shares of common stock to the newly appointed members of the board of directors with an exercise price of $0.01 per share as part of the professional services.

The fair value of the option grant estimated on the date of grant uses the Black-Scholes option-pricing model with the following weighted-average assumptions:

November 30, 2010

Expected option life (year)	5
Expected volatility	25.72%
Risk-free interest rate	1.47%
Dividend yield	0.00%

The fair value of the stock options issued on November 30, 2010 under the 2010 Option Plan using the Black-Scholes Option Pricing Model was $0 at the date of grant.

The table below summarizes the Company’s stock option activities through December 31, 2010:

	Number of Option Shares	Exercise Price Range Per Share	Weighted Average Exercise Price	Fair Value at Date of Grant	Aggregate Intrinsic Value

Balance, June 30, 2010	1,600,000	$0.01	$0.01	*	$-

Granted	-	-	-		-
Canceled	-	-	-		-
Exercised	-	-	-		-
Expired	-	-	-		-
Balance, September 30, 2010	1,600,000	$0.01	$0.01	*	$-

Granted	200,000	0.01	0.01	*	-
Canceled	-	-	-		-
Exercised	-	-	-		-
Expired	-	-	-		-
Balance, December 31, 2010	1,800,000	$0.01	$0.01	*	$-

Vested and exercisable, December 31, 2010	1,600,000	$0.01	$0.01	*	$-

Unvested, December 31, 2010	200,000	$0.01	$0.01	*	$-

* - $0.00

As of December 31, 2010, there were 5,700,000 shares of stock options remaining available for issuance under the 2010 Plan.

Warrants

In November 2010, the Company issued (i) warrants to purchase 6,318,334 shares of the Company’s common stock to the investors with an exercise price of $0.01 per share expiring five (5) years from the date of issuance in connection with the sale of common shares in November 2010 (the “2010 Offering”), (ii) warrants to purchase 375,000 shares of the Company’s common stock to stockholder with an exercise price of $0.01 per share expiring five (5) years from the date of issuance as part of the professional services, all of which have been earned upon issuance.

The fair value of the warrants estimated on the date of issue uses the Black-Scholes option-pricing model with the following weighted-average assumptions:

	November 10, 2010	November 30, 2010

Expected option life (year)	5	5
Expected volatility	25.72%	25.72%
Risk-free interest rate	1.23%	1.47%
Dividend yield	0.00%	0.00%

The fair value of the warrants issued in November 30, 2010 using the Black-Scholes Option Pricing Model was $0 at the date of issuance.

The table below summarizes the Company’s warrants activities through December 31, 2010:

	Number of Warrant Shares	Exercise Price Range Per Share	Weighted Average Exercise Price	Fair Value at Date of Issuance	Aggregate Intrinsic Value

Balance, September 30, 2010	-	$-	$-	$-	$-

Granted	6,693,334	0.01	0.01	-	-
Canceled	-	-	-	-	-
Exercised	-	-	-	-	-
Expired	-	-	-	-	-
Balance, December 31, 2010	6,693,334	$0.01	$0.01	$-	$-

Earned and exercisable, December 31, 2010	6,693,334	$0.01	$0.01	$-	$-

Unvested, December 31, 2010	-	$-	$-	$-	$-

The following table summarizes information concerning outstanding and exercisable warrants as of December 31, 2010:

	Warrants Outstanding			Warrants Exercisable
Range of Exercise Prices	Number Outstanding	Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Average Remaining Contractual Life (in years)	Weighted Average Exercise Price

$0.01	6,693,334	5.00	$0.01	6,693,334	5.00	$0.01

$0.01	6,693,334	5.00	$0.01	6,693,334	5.00	$0.01

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Consulting agreement

On June 17, 2010, in preparation of the formation of the Company, the then sole organizer and now majority stockholder of the Company entered into a consulting agreement (“agreement”) with an unrelated third party (the “Consultants”) on behalf of the Company to retain the Consultants to assist the Company in becoming a publicly listed company and to develop its business. The term of the agreement was for a period of six (6) month from the date of signing and is automatically extended in a 6 month frequency unless cancelled in writing.  Pursuant to the agreement, the Company is required to provide payments to Consultants of up to $110,000 (“Total project Cost”) to cover costs for professional services engaged by Consultants and all required agency fees as needed.  Upon signing of this Agreement, the Company advanced to Consultants a retainer of $50,000 which was used to make payments on behalf of the Company to pay Consultants (i) at $6,500 per month for the Consultants services, including, but not limited to accounting, general bookkeeping, documentations, filing for EDGAR & SEDAR, business plan preparation, 15C211 preparation, in addition to auditors, lawyers, Transfer Agency,  market makers, and all fees associated with transfer agent for CUSIP, FINRA and trading symbol; and (ii) to grant up to 250,000 shares of the Company’s common stock after the commencement of the Agreement as follows: Consultants acknowledge that shares may not be available for issuance until such point and time arrives and these shares shall be included in the Company’s registration statement for free trading status. On November 30, 2010, the Company issued 250,000 shares of its common stock to the Consultants as required pursuant to the Agreement, valued at $250.

Operating lease with a related party

On December 20, 2010 the Company entered into a non-cancellable sub-lease for the office space in Illinois with an entity controlled by the majority stockholder of the Company for $1,909.50 per month for the period from January 1, 2011 through December 31, 2011.   Future minimum lease payments required under the non-cancelable operating lease are as follows:

Fiscal year ending September 30:
2011	$17,186

2012	5,728

$22,914

NOTE 8 – SUBSEQUENT EVENTS

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued to determine if they must be reported.  The Management of the Company determined that there were no reportable subsequent events to be disclosed.

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Plan of Operation

WCU has researched through different databases of supplement companies that are public and have substantial findings already proven. WCU will invest in these companies in exchange for shares and revenue sharing. WCU is constantly seeking acquisition opportunities with significant cash-flow upside in the form of entire companies or packages of assets that provide an undeniable chance of hosting base and unparalleled instinct for successful projects, field-oriented management style and a flat organizational structure, our ability to concentrate financial assets, human resources and field efforts, provides timely decisions and a continued focus on the most prospective targets with sovereign agility and promptitude than ever before.

The company is currently focused on developing a relationship with a clinic that is engaged in the practise of psychological and biophysical (EEG Based) assessment and treatment of developmental, behavioural and related disorders and dis-regulations that adversely impact the successful daily functioning in individuals and in which treatments is based on multimodal neurotheraphy and related interventions. We have taken significant effort to assure our shareholders and potential investors that the projects we explore deserve investment of time, effort and financial commitment necessary to establish successful business.

The company is ready to expand its offerings with a particular emphasis on providing entrepreneurs with growth capital. The company is seeking to raise approximately $3 million USD in order to finance its next phase of growth.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us on which to base an evaluation of our performance. We are a developmental stage company and have not generated revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, and possible cost overruns due to increases in the cost of services. To become profitable and competitive, we must receive additional capital. We have no assurance that future financing will materialize. If that financing is not available we may be unable to continue operations.

Results of Operations

No Comparisons are available as this is the Company’s first year of Operation. No sales or income was recorded for the six month period.

Operating Costs and Expenses

Operating expenses during the six months ended December 31, 2010 totalled $37,097.00. This included rent to related parties, general and administrative costs amounting to $11,497.00 incurred for corporate set-up and structuring and $25,600.00 in legal and professional fees, including the cost of this S-1 Registration Statement.

Liquidity and Capital Resources

As of December 31, 2010, our cash balance is $4,818. We believe that our cash balance in conjunction with additional capital raised, the Company shall be able to sufficiently fund our limited levels of operations until the end of our fiscal year, however no assurance can be given that additional capital can be raised during the period. We are a developmental stage company and have generated no revenue from inception to date. We expect to raise additional capital to have adequate funds available to pay for our minimum level of operations.

Our auditor has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we begin selling supplements. There is no assurance we will ever reach that stage.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Going Concern

Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with our financial statements. The Company had a deficit accumulated during the development stage of $43,040 at September 30, 2010 and had a net loss of $43,040 and net cash used in operating activities of $52,875 for the period from June 30, 2010 (inception) through September 30, 2010, respectively, with no revenues earned since inception which together raises doubt about the Company’s ability to continue as a going concern. As reflected in the accompanying financial statements, the Company had a deficit accumulated during the development stage of $80,137 at December 31, 2010 and had a net loss of $37,097 and net cash used in operating activities of $25,672 for the interim period then ended, respectively, with no revenue earned since inception. Our ability to continue as a going concern will be determined by our ability to sustain a successful level of operations and to continue to raise capital from debt, equity and other sources. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

While the Company is attempting to commence operations and generate revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations.  Management intends to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern.  While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Forward Looking Statements

Except for historical information, the following Plan of Operation contains forward-looking statements based upon current expectations that involve certain risks and uncertainties. Such forward-looking statements include statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans, (e) our anticipated needs for working capital, (f) our lack of operational experience and (g) the benefits related to ownership of our common stock. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Description of Business,” as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur as projected.

Changes and Disagreements with Accountants on Accounting and Financial Disclosure

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

Directors, Executive Officers and Control Persons

The following table sets forth the names and ages of our current directors and executive officers. Also the principal offices and positions with us held by each person and the date such person became our director, executive officer. Our executive officers are appointed by our Board of Directors. Our directors serve until the earlier occurrence of the election of his or her successor at the next meeting of stockholders, death, resignation or removal by the Board of Directors. There are no family relationships among our directors, executive officers, director nominees.

Name	Age	Position
Andrew J. Kandalepas	59	Chairman, President, Chief Executive Officer and Chief Financial Officer
Periklis Papadopoulos	54	Director
Evan T. Manolis	53	Director, Secretary

Andrew J. Kandalepas, Chairman, President, Chief Executive Officer and Chief Financial Officer

Mr. Kandalepas has a varied 30+ year’s career as an entrepreneur and executive manager in private and publicly traded companies, particularly in the high-tech and biomedical sectors.  His involvement in the public sectors started following 10 successful years with Motorola and the establishment of CadServ Corporation, a privately owned Engineering Solutions boutique service provider to major electronic OEM’s. He earned his BA degree from DeVry University in 1974.

From 1995 to 2006, he served as the Chief Executive Officer and Chairman of the Board of Dauphin Technology, Inc., a leading developer of mobile hand writing recognition tablets and Broad Band Set Top Boxes. As a major stockholder in the corporation, he accepted the position as CEO/COB in 1995, at a time when Dauphin Technology Inc. was in the midst of bankruptcy proceedings and needed someone capable to lead the company out of bankruptcy. Indeed, Mr. Kandalepas spearheaded the challenge and was successful in resolving the Company’s $52 Million bankruptcy debt. He then developed business plans which carried Dauphin Technology through several acquisitions and partnerships to the benefit of the corporation’s shareholders.

In 2006, Mr. Kandalepas designed and executed a successful reverse merger between Dauphin Technology and Geovax, Inc., creating GeoVax LABS Inc., an HIV/AIDS vaccine research and development firm located in Atlanta, Georgia. GeoVax’s preventive as well as its therapeutic vaccines are presently undergoing human trials testing, sponsored by the National Institutes of Health (NIH) and AIDS Research Consortium of Atlanta (ARCA), respectively. Until his resignation in July of 2009, Mr. Kandalepas was a member of GeoVax’s Board of Directors and served as the Company’s Senior Vice President. During his combined tenure at Dauphin Technology, Inc. and GeoVax Labs, Inc., he was successful in achieving more than $60 million in capital raisings, through various private placements.

Mr. Kandalepas is an active participant in the local Greek community and was instrumental in the establishment of St. Athanasios Greek Orthodox Greek Seminary, located in McHenry County, Illinois. Mr. Kandalepas is a proud husband to Cynthia and father of two. He earned his BA degree from DeVry Technical Institute in 1974.

Periklis Papadopoulos, Ph.D., Director

Dr. Papadopoulos earned his Bachelor’s degree in Mechanical and Aerospace Engineering from Illinois institute of Technology and Master’s and Doctorate Degrees from Stanford University.  During his education he was honors listed. Dr. Papadopoulos is a graduate of the Aeronautics and Astronautics department at Stanford, class of ’92 where he was recognized with the best thesis award. He is also a member of the honors societies TAU-BETA-PI National Engineering Honorary Society and PI-TAU-SIGMA National Mechanical Engineering Honorary Fraternity.

He served as senior research scientist at NASA-ARC / ELORET – Thermosciences Institute for over 15 years where he participated and project lead planetary mission studies, space transportation and re-entry programs.  Programs that he was involved include the reusable launch vehicles X-33, X-34, X-38 and XCRV, space shuttle contingency abort, Space Launch initiative (SLI), Mars Science Laboratory, Mars Pathfinder, Galileo probe, and Venus Composition Probe, amongst others. He also served as a member of the NASA-ARC COBRA team for designing a next generation Mars Entry vehicle able to land heavy payload delivery systems.  His scientific contributions to the space program have been published in over 60 conference and journal publications. In his tenure at NASA, he was recognized with several spotlight awards for his outstanding contributions, public service award to the space program, including NASA’s prestigious Turning Goals Into Reality (TGIR) award. He has also been invited speaker at the JANNAF Interagency Propulsion Committee, AIAA Thermophysics conference, and International Conference on Numerical Grid Generation in Computational Field Simulations,

Dr. Papadopoulos is the founder and CEO of Space Systems, LLC, founded in 2003.  He lead a team of researchers that successfully competed and awarded several contracts from the US Department of the Air Force, Headquarters Flight Test Center (AFMC), the Air Force Research Laboratory (AFRL) Advanced Vehicles Concepts branch of the Propulsion Directorate at Edwards Air Force Base, ERC and NASA ARC. The goals of the organization are focused in developing and participating with technology innovation and commercialization, which addresses specific and detailed governmental agency needs within NASA, DoD, DoE, DARPA and similar branches. He has established partnership and teaming agreement with Lockheed Martin Technical Operations (LMTO).  The AFRL, AFMC, ERC, NASA awarded contract topics include:

•

Novel Analysis Tools for Rapid Evaluation of Advanced Propulsion Systems (REAPS), AFRL Contract Number FA9300-04-C-0047 (Phase I and Phase II awards.)

•

Advanced Modeling & Simulation (M&S) of Complex Non-Equilibrium Plasma Flows for Micro-satellite Propulsion, AFRL contract number F04611-03-M-3035, (Phase I award.)

•

Combustion chamber Ablation Modeling – CCAM (Phase II enhancement contract award), AFMC Contract Number F04611-03-M-3038

•

High Altitude Access to Space Feasibility Study (Phase II enhancement contract award), AFRL Contract Number FA9300-04-C-0047 Enhancement.

•

Launch Vehicle Power Trajectory Modeling and Co-Optimization Code (Phase II enhancement contract award), AFRL Contract Number FA9300-04-C-0047 Enhancement.

•

Two NASA contract were awarded to provide Three-Dimensional CFD Modeling of the ATROMOS Mars Entry Architecture under Purchase Order NNA08CG19P with NASA Ames Research Center.

•

GPU Implementation of Large-Scale Simulations For Non-Equilibrium Fluid and Plasma Dynamics.  AFRL subcontract with Air Force on site contractor ERC.

Dr. Papadopoulos, currently holds a tenure, full professor, position at California’s San Jose State University. He is the director/founder of the Center of Excellence for Space Transportation and Exploration. He was the co-investigator and probe developer for the ATROMOS/NASA Mars Polar Lander.  He directed the microsatellite and cube-sat program and laboratory at SJSU.  He established a high performance computing cluster sponsored by the INTEL Corporation. He established a memorandum of understanding between the SJSU/MAE department and the Lockheed Martin Co. (LMCO and LMTO) for development of business opportunities in the areas of space transportation, propulsion, and engineering and technology services and to jointly submit proposals to government agencies.  He coordinated the SJSU/LMCO on sight cohort graduate Aerospace

Engineering Program. He supervised student’s publication that obtained best paper awards at the AIAA Atmospheric Flight Mechanics Conference in San Francisco, Ca. August 2005, 3rd place at the International Planetary Probe Workshop III in Athens, Greece, 3rd place at the AIAA western regional student conference in the graduate division, and best student award at the International Planetary Probe Workshop VI in Atlanta, Georgia, 2008. Dr. Papadopoulos, has served as member of the International Steering committees of the International Planetary Probe Workshop (IPPW) and the International Society of Grid Generation (ISGG) in numerical field simulations. Organized the 9th International conference on Numerical Grid Generation in Computational Field Simulations at San Jose State University, the 2nd, 3rd, 4th, 5th and 6th conferences on planetary probes and the Thermal and Fluids Analysis Workshop (TFAWS.)

Evan T. Manolis, MD, Director, Secretary

Dr. Manolis is a veteran plastics and reconstructive surgeon in the Chicago-land area, with extensive personal experience in medical spa establishment, management and marketing. He has served in advisory roles to local hospitals for practice developments. Further, Dr. Manolis presently serves as chairman of an international biotech company involved in point of care diagnostics technology development in association with Imperial College, in London.

Education: He earned his B.S. in Biology at the University of Illinois, in Chicago (1976-1981). From 1987-1991 he attended school of medicine at Southern Illinois University, where he earned his M.D. Post graduate training and residency were conducted at the Medical College of Ohio, 1991-1996, followed by Reconstructive and Plastic Surgery Residency at the school of medicine at Southern Illinois University, 1996-1998. His microsurgery and hand fellowship were completed at the school of medicine, University of Nevada, 1998-1999.

Executive Compensation

Summary Compensation

Our current officers receive no compensation. The current Board of Directors is comprised of Mr. Kandalepas, Mr. Manolis, and Mr. Papadopoulos.

Summary Compensation Table

Name & Principle Position	Year ($)	Salary ($)	Other Annual Compensation Bonus ($)	Restricted Stock (Shares)	Options Awards (Shares)	LTIP SARs ($)	Payouts ($)	All Other Compensation ($)
Andrew J. Kandalepas, President and CEO	0	0	0	3,665,000	1,600,000	0	0	0
Periklis Papadopoulos, Ph.D., Director	0	0	0	100,000	100,000	0	0	0
Evan T. Manolis, MD, Director, Secretary	0	0	0	100,000	100,000	0	0	0

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

Employment Agreements

We have no employment agreements.

Stock Option Plans

The 2010 Non-Qualified Stock Option Plan is attached.

Security Ownership of Certain Beneficial Owners and Management

Principal Shareholders

The following table presents certain information regarding the beneficial ownership of all shares of common stock at the date of this prospectus, for each executive officer and director of our Company and for each person known to us who owns beneficially more than five percent (5%) of the outstanding shares of our common stock. The percentage ownership shown in such table is based upon the 15,030,000 common shares issued and outstanding.

Name and Address Beneficial Owner (1)	No. Of Shares Before Offering	No. Of Shares After Offering	Percentage of Before Offering	Ownership After Offering
ANDREW J. KANDALEPAS, President 1527 LEXINGTON CIRCLE SCHAUMBURG, IL 60173	3,665,000	3,665,000	24.4%	24.4%
PETER M. TSOLINAS 123 JOAN DRIVE BARRINGTON, IL 60010	1,682,500	1,682,500	11.2%	11.2%
JOHN MIHALOS 9923 S.RIDGELAND AVE SUITE 263 CHICAGO RIDGE, IL 60415	875,000	875,000	5.8%	5.8%
JOHN GEORGOPOULOS 7913 BEACON DR. PALOS PARK, IL 60643	807,500	807,500	5.4%	5.4%
PERIKLIS PAPADOPOULOS, PH.D., Director 2155 FRANCIS AV. SANTA CLARA, CA 95051	100,000	100,000	0.7%	0.7%
EVAN T. MANOLIS, MD, Director, Secretary 11311 POPLAR CREEK, ORLAND PARK, IL 60467	100,000	100,000	0.7%	0.7%

(1) Each of the persons named above may be deemed to be a "parent" and “promoter" of the Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct holdings in the Company.

Certain Relationships and Related Transactions and Director Independence

Related Party Transactions

Advances from stockholder

Advances from stockholder at December 31, 2010 and September 30, 2010, consisted of the following:

	December 31, 2010	September 30, 2010

Advances from stockholder	$73,975	$53,075

		)
	$73,975	$53,075

For the period from June 30, 2010 (inception) through September 30, 2010, the Company received advances from its founder of $53,075 in aggregate for working capital purposes.

For the interim period ended December 31, 2010, the Company received advances from its founder of $20,900 in aggregate for working capital purposes.

For the period from January 1, 2011 through March 25, 2011, the Company received advances from its founder of $4,000 in aggregate for working capital purposes.

The advances from stockholder bear no interest and are due on demand.

Operating lease with a related party

On December 20, 2010 the Company entered into a non-cancellable sub-lease for the office space in Illinois with an entity controlled by the majority stockholder of the Company for $1,909.50 per month for the period from January 1, 2011 through December 31, 2011.   Future minimum lease payments required under the non-cancellable operating lease are as follows:

Fiscal year ending September 30:
2011	$17,186

2012	5,728

$22,914

Director Independence

At this time the Company does not have a policy that it’s directors or a majority be independent of management as the Company has at this time only three directors. It is the intention of the Company to implement a policy that a majority of the Board member be independent of the Company’s management as the member’s of the board of director’s increases. A Director is considered independent if the Board affirmatively determines that the Director (or an immediate family member) does not have any direct or indirect material relationship with the Company or its affiliates or any member of senior management of the Company or his or her affiliates. The term “affiliate” means any corporation or other entity that controls, is controlled by, or under common control with the Company, evidenced by the power to elect a majority of the Board of Directors or comparable governing body of such entity. The term “immediate family member” means spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in law, brothers- and sisters-in-laws and anyone (other than domestic employees) sharing the Director’s home.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses will be borne by the Selling Security Holders. All of the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$226.40
Accounting & Administrative expenses	$5,000.00
Legal fees	$30,000.00
Total	$35,226.40

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s By-Laws allow for the indemnification of its officers and/or directors in regards to their carrying out the duties of their office. The Board of Directors will make determination regarding the Indemnification of a director, officer or employee as is proper under the circumstances if he or she has met the applicable standard of conduct set forth in Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933 for a director, officer and/or person controlling Wellness Center USA, Inc., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

The Company was incorporated on June 30, 2010, at which time (i) 3,665,000 shares of common stock were issued to the Company’s founder at par value or $3,665, and (ii) an option to purchase 1,600,000 shares of common stock to the Company’s founder, with an exercise price of $0.01 per share as compensation.

On November 10, 2010 the Company issued 2,557,500 shares of its common stock and warrants to purchase 1,600,000 shares of common stock, with an exercise price of $0.01 per share, expiring five (5) years from the date of issuance, for $2,557.50 in cash.

On November 30, 2010 the Company issued 7,982,500 shares of its common stock and warrants to purchase 4,718,334 shares of common stock, with an exercise price of $0.01 per share, expiring five (5) years from the date of issuance, for the total consideration of $7,982.50 in cash.

On November 30, 2010 the Company issued 375,000 shares of its common stock and warrants to purchase 375,000 shares of common stock, with an exercise price of $0.01 per share, expiring five (5) years from the date of issuance, valued at $375 as compensation.

On November 30, 2010 the Company issued 250,000 shares of its common stock to the Consultants pursuant to the Agreement, valued at $250 for professional services.

On November 30, 2010 the Company issued 200,000 shares of its common stock and options to purchase 200,000 shares of common stock, with an exercise price of $0.01 per share, expiring five (5) years from the date of issuance, valued at $200 to the newly appointed members of the board of directors as compensation.

ITEM 16.  EXHIBITS

 Exhibit Number

Description of Exhibits

       3.2

Articles and By-Laws

Filed herewith

       5.1

Attorney’s Opinion and Consent

Filed herewith

      23.1

Consent of Independent Auditor

Filed herewith

      99.1

Subscription Agreement

Filed herewith

      99.2

Warrant Agreement

Filed herewith

      99.3                           Stock Option Plan                                                 Filed herewith

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

a)

Include any prospectus required by Section 10(a)(3) of the Securities Act;

b)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and,

c)

Include any additional or changed material information on the plan of distribution.

2)

That, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3)

To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby which remain unsold at the termination of the offering.

4)

For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a)

Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

b)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

c)

The portion of any other free writing prospectus relating to the  offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the  undersigned registrant; and,

d)

Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For determining any liability under the Securities Act, we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424 (b) (1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

For determining any liability under the Securities Act, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Schaumburg, IL on March 30, 2011.

WELLNESS CENTER USA, INC.

By: /s/ Andrew J. Kandalepas _

Andrew J. Kandalepas

Chairman, Chief Executive Officer and Chief Financial Officer

POWER OF ATTORNEY

Known All Persons By These Present, that each person whose signature appears below appoints Mr. Andrew Kandalepas as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, to sign any amendment (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he may do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of his/her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1, has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Andrew J. Kandalepas	Chief Executive Officer, Director	March 30, 2011
Andrew J. Kandalepas	(Principal Executive Officer)

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **WELLNESS CENTER USA INC.**, did on June 30, 2010, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on June 30, 2010.

ROSS MILLER
Secretary of State

Certified By: Rhonda Tuin
Certificate Number: C20100630-2225
You may verify this certificate
online at **http://www.nvsos.gov/**

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of
[signature]
Ross Miller
Secretary of State
State of Nevada

Document Number
20100480359-12
Filing Date and Time
06/30/2010 9:00 AM
Entity Number
E0314282010-7

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	WELLNESS CENTER USA INC.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: Business Filings Incorporated Name [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 75,000,000 · Par value per share: $ 0.001 · Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Andrew Kandalepas Name 1014 E. Algonquin Road, Suite 111 · Schaumburg · Illinois · 60173 Street Address · City · State · Zip Code 2) Name Street Address · City · State · Zip Code
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* To engage in any lawful act or activity for which a corporation may be organized under Chapter 78 of NRS.
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Business Filings Incorporated Name X [signature] Mark Williams, AVP Incorporator Signature 8040 Excelsior Dr. Ste 200 · Madison · WI · 53717 Address · City · State · Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] Mark Williams, AVP, Business Filings Incorporated Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity June 30, 2010 Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised: 4-10-09

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BY-LAWS

OF

WELLNESS CENTER USA, INC.

A NEVADA CORPORATION

ARTICLE ONE

OFFICES

Section 1.1 Registered Office - The registered office of this corporation shall be in the County of CARSON CITY, State of Nevada.

Section 1.2 Other Offices - The corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE TWO

MEETINGS OF STOCKHOLDERS

Section 2.1 Place - All annual meetings of the stockholders shall be held at registered office of the corporation or at such other place within or without the State of Nevada as the directors shall determine. Special meetings of the stockholders may be held at such time and place within or without the State of Nevada as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

Section 2.2 Annual Meetings - Annual meetings of the stockholders, commencing with the year 2011, shall be held on the 10th day of NOVEMBER each year if not legal holiday and, if a legal holiday, then on the next secular day following, or at such other time as may be set by the Board of Directors from time to time, at which the stockholders shall elect by vote a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 2.3 Special Meetings - Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President or the Secretary by resolution of the Board of Directors or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose of the purposed meeting.

Section 2.4 Notices of Meetings - Notices of meetings shall be in writing and signed by the President or a Vice-President or the Secretary or an Assistant Secretary or by such other person or persons as the directors shall designate. Such notice shall state the purpose or purposes for which the meeting is called and the time and the place, which may be within or without this State, where it is to be held. A copy of such notice shall be either delivered personally to or shall be mailed, postage prepaid, to each stockholder of record entitled to vote at such meeting not less than ten nor more than sixty days before such meeting. If mailed, it shall be directed to a stockholder at his address as it appears upon the records of the corporation and upon such mailing of any such notice, the service thereof shall be complete and the time of the notice shall begin to run from the date upon which such notice is deposited in the mail for transmission to

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such stockholder. Personal delivery of any such notice to any officer of a corporation or association or to any member of a partnership shall constitute delivery of such notice to such notice of and prior to the holding of the meeting it shall not be necessary to deliver or mail notice of the meeting to the transferee.

Section 2.5. Purpose of Meetings - Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.6. Quorum - The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2.7. Voting - When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall be sufficient to elect directors or to decide any questions brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 2.8. Share Voting - Each stockholder of record of the corporation shall be entitled at each meeting of stockholders to one vote for each share of stock standing in his name on the books of the corporation. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting shall be by ballot.

Section 2.9. Proxy - At the meeting of the stockholders any stockholder may be presented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No proxy or power of attorney to vote shall be used to vote at a meeting of the stockholders unless it shall have been filed with the secretary of the meeting when required by the inspectors of election. All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the inspectors of election who shall be appointed by the Board of Directors, or if not so appointed, then by the presiding officer of the meeting.

Section 2.10. Written Consent in Lieu of Meeting - Any action which may be taken by the vote of the stockholders at a meeting may be taken without a meeting if authorized by the written

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Section 4.8. Adjournment - A quorum of the directors may adjourn any directors meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the directors present at any directors meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

ARTICLE FIVE

COMMITTEES OF DIRECTORS

Section 5.1. Power to Designate - The Board of Directors may, by resolution adopted by a majority of whole Board, designate one or more committees of the Board of Directors, each committee to consist of one or more of the directors of the corporation which, to the extent provided in the resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the corporation and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committees shall have such name or names as may be determined from time to time by the Board of Directors. The members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. At meetings of such committees, a majority of the members or alternate members shall constitute a quorum for the transaction of business, and the act of a majority of the members or alternate members at any meeting at which there is a quorum shall be the act of the committee.

Section 5.2. Regular Minutes - The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors.

Section 5.3. Written Consent - Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

ARTICLE SIX

COMPENSATION OF DIRECTORS

Section 6.1. Compensation - The directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall prelude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

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ARTICLE SEVEN

NOTICES

Section 7.1. Notice - Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram.

Section 7.2. Consent - Whenever all parties entitled to vote at any meeting, whether of directors or stockholders, consent, either by a writing on the records of the meeting or filed with the secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meetings shall be as valid as if they had occurred at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent, provided a quorum was present at such a meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity of defect therein waived by a writing signed by all parties having the right to vote at such meeting; and such consent or approval of stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

Section 7.3. Waiver of Notice - Whenever any notice whatsoever is required to be given under the provisions of the statutes, of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE EIGHT

OFFICERS

Section 8.1. Appointment of Officers - The officers of the corporation shall be chosen by the Board of Directors and shall be President, a Secretary and a Treasurer. Any person may hold two or more offices.

Section 8.2. Time of Appointment - The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chairman of the Board who shall be a director, and shall choose a President, a Secretary and a Treasurer, none of whom need be directors.

Section 8.3. Additional Officers - The Board of Directors may appoint a Vice-Chairman of the Board, Vice-Presidents and one or more Assistant Secretaries and Assistant Treasurers and such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 8.4. Salaries - The salaries and compensation of all officers of the corporation shall be fixed by the Board of Directors.

Section 8.5. Vacancies - The officers of the corporation shall hold office at the pleasure of the Board of Directors. Any officer elected or appointed by the Board of Directors. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

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Section 8.6. Chairman of the Board - The Chairman of the Board shall preside at meetings of the stockholders and the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

Section 8.7. Vice-Chairman - The Vice-Chairman shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties as the Board of Directors may from time to time prescribe.

Section 8.8. President - The President shall be the chief executive officer of the corporation and shall have active management of the business of the corporation. He shall execute on behalf of the corporation all instruments requiring such execution except to the extent the signing and execution thereof shall be expressly designated by the Board of Directors to some other officer or agent of the corporation.

Section 8.9. Vice-President - The Vice-President shall act under the direction of the President and in the absence or disability of the President shall perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe. The Board of Directors may designate one or more Executive Vice-Presidents or may otherwise specify the order of seniority of the Vice-Presidents. The duties and powers of the President shall descend to the Vice-Presidents in such specified order of seniority.

Section 8.10. Secretary - The Secretary shall act under the direction of the President. Subject to the direction of the President he shall attend all meetings of the Board of Directors and all meetings of the stockholders and record the proceedings. He shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the President or the Board of Directors.

Section 8.11. Assistant Secretaries - The Assistant Secretaries shall act under the direction of the President. In order of their seniority, unless otherwise determined by the President or the Board of Directors, they shall, in the absence or disability of the Secretary, perform such other duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

Section 8.12. Treasurer - the Treasurer shall act under the direction of the President. Subject to the direction of the President he shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the President or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation.

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Section 8.13. Surety - If required by the Board of Directors, he shall give the corporation a bond in such sum surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 8.14. Assistant Treasurer - The Assistant Treasurer in the order of their seniority, unless otherwise determined by the President or the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

ARTICLE NINE

CERTIFICATES OF STOCK

Section 9.1. Share Certificates - Every stockholder shall be entitled to have a certificate signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, shall be set forth in full or summarized on the face or back of certificate which the corporation shall issue to represent such stock.

Section 9.2. Transfer Agents - If a certificate is signed (a) by a transfer agent other than the corporation or its employees or (b) by a registrar other than the corporation or its employees, the signatures of the officers of the corporation may be facsimiles. In case any officers who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before such certificate is issued, such certificate may be issued with the same effect as though the person had not ceased to be such officer. The seal of the corporation, or a facsimile thereof, may, but need not be, affixed to certificates of stock.

Section 9.3. Lost or Stolen Certificates - The Board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed upon the making of an affidavit to that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

Section 9.4. Share Transfers - Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duly of the corporation, if it is satisfied that all provisions of the laws and regulations applicable to the corporation regarding transfer and ownership of shares have been complied with, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

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Section 9.5. Voting Shareholder - The Board of Directors may fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for determination of the stockholders entitled to receive payment of any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to give such consent, and in such case, such stockholders, and only such stockholders as shall be stockholder of record on the date so fixed, shall be entitled to notice of and to vote at such meeting, or any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

Section 9.6. Shareholders Record - The corporation shall be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including voting and dividends, and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

ARTICLE TEN

GENERAL PROVISIONS

Section 10.1. Dividends - Dividends upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

Section 10.2. Reserves - Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends or for repairing or maintaining any property of the corporation or for such other purpose as the directors shall think conducive to the interest of corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 10.3. Checks - All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 10.4. Fiscal Year - The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

Section 10.5. Corporate Seal - The corporation may or may not have a corporate seal, as may from time to time be determined by resolution of the Board of Directors. If a corporate seal is adopted, it shall have inscribed thereon the name of the Corporation and the words "Corporate Seal" and "Nevada". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

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ARTICLE ELEVEN

INDEMNIFICATION

Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

The Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

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ARTICLE TWELVE

AMENDMENTS

Section 12.1. By Shareholder - The Bylaws may be amended by a majority vote of all the stock issued and outstanding and entitled to vote at any annual or special meeting of the stockholders, provided notice of intention to amend shall have been contained in the notice of the meeting.

Section 12.2. By Board of Directors - The Board of Directors by a majority vote of the whole Board at any meeting may amend these Bylaws, including Bylaws adopted by the stockholders, but the stockholders may from time to time specify particular provisions of the Bylaws which shall not be amended by the Board of Directors.

APPROVED AND ADOPTED this 30 day of JUNE, 2010.

Andrew Kandalepas
Secretary

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CERTIFICATE OF SECRETARY

I hereby certify that I am the Secretary of WELLNESS CENTER USA, INC. and that the foregoing Bylaws, consisting of 12 pages, constitute the code of Bylaws of WELLNESS CENTER USA, as duly adopted at a regular meeting of the Board of Directors of the corporation held IN SCHAUMBURG, June 30, 2010.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 30th day of JUNE, 2010.

Andrew Kandalepas
Secretary

Exhibit 5.1

The McGeary Law Firm, P.C.

405 Airport Fwy., Suite 5

Bedford, Texas 76021

(817)-282-5885

March 30, 2011

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Re: Wellness Center USA, Inc. Registration Statement on Form S-1

Dear Member of the Staff:

I have  been  requested  to issue my  opinion  as to the  legal  status  of 7,800,000  common shares of Wellness Center USA, Inc. (the “Company”) which are being  registered on Form S-1 under the Securities Act of 1933 for sale by the Company.  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

I  have,  in  connection  with  that  request,  examined  the  Certificate  of Incorporation  and  By-laws  of the Company, private placement documents including signed subscription agreements and canceled checks, and  minutes of a  subsequent  meeting on November 30, 2010 by which the Board  authorized the issuance of restricted common shares to the selling stockholders listed in the Form S-1. I have also examined a draft of the proposed registration statement on Form S-1, reviewed other documents and conducted other investigations as I have deemed necessary and appropriate to establish a basis for the opinions set forth herein.

In my  examination,  I have assumed the legal capacity of all natural persons, the genuineness  of all  signatures,  and  the  authenticity  of all documents  submitted  to me as originals or photo static copies.  I have also assumed that signing parties have had the power, corporate or other, to sign any and all documents that bear their signatures. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon my examination of relevant documents and other inquiries made by me it is my opinion that Wellness Center USA, Inc. is duly organized, validly existing and in good standing as a corporation under the laws of the State of Nevada. The 7,800,000  common  shares  to be  offered  and  sold  by  existing  stockholders pursuant to the  Company's registration  statement  on Form  S-1  are duly and validly  authorized and issued,  fully-paid and non-assessable common shares of the Company. Those 7,800,000 shares will continue, after they have been offered, sold and delivered after sale, by their existing registered owners pursuant to the aforesaid registration statement, to be validly authorized and issued, fully paid, and non-assessable common shares of the corporation.

I will be available to respond to any questions the Staff of the Commission or Wellness Center USA, Inc., itself, may have about the opinions expressed herein or the facts upon which they are based.

CONSENT

I  hereby  consent  to  the  use  of  this  opinion  as an  exhibit  to the Registration Statement and in any amendment thereto.

Sincerely,

/s/ Aaron D. McGeary

Aaron D. McGeary

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Wellness Center USA, Inc.:

We hereby consent to the use in the Registration Statement on Form S-1 (the “Registration Statement”) of our report dated March 30, 2011, relating to the balance sheet of Wellness Center USA, Inc., a development stage company, (the “Company”) as of September 30, 2010 and the related statements of operations, stockholders’ deficit and cash flows for the period from June 30, 2010 (inception) through September 30, 2010, which report includes an explanatory paragraph as to an uncertainty with respect to the Company’s ability to continue as a go ing concern, appearing in such Registration Statement.  We also consent to the reference to our firm under the Caption “Experts” in such Registration Statement.

/s/ Li & Company, PC

Li & Company, PC

Skillman, New Jersey

March 30, 2011

Exhibit 99.1

CONFIDENTIAL

          CONFIDENTIAL

Important: Read this letter carefully and complete as indicated. Forward this letter signed and completed together with your check to Wellness Center USA,  Inc at the address shown in paragraph 15.

SUBSCRIPTION AGREEMENT

The undersigned (“Subscriber”), a resident of USA,  hereby subscribes for and agrees to purchase and pay for an aggregate of (a) XXXXXXXXX (the “Shares”) of the common stock, par value $0.001 per share (the “Common Stock”), of Wellness Center USA, Inc., a Nevada Corporation (“WCU”), and (b) common stock purchase warrants (the “Warrants”) to purchase an aggregate of XXXXXXXXX shares (the “Warrant Shares”) of the Common Stock, for aggregate consideration of $$$$$$$$$ Dollars ($XXXX.00) (the “Aggregate Purchase Price”), on the terms and conditions set forth herein.  The Shares, the Warrants and the Warrant Shares are sometimes collectively referred to herein as the “Securities.”

In order to induce WCU to accept this subscription, and in order to determine whether I am qualified to acquire the WCU Shares pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (“Act”), provided by Section 4(2) of the Act or Regulation D promulgated thereunder, and pursuant to any other applicable laws regulating the offer and sales of securities in the state or states in the United States in which I am domiciled or reside, I hereby represent and certify that:

1.

I have been fully informed to my complete satisfaction concerning the organization aspects, business, limited current operations, finances, and all other matters relating to WCU which I consider significant for the purpose of making an investment decision with respect to the Shares. Further, I am familiar with WCU’s most recent filings. I have been offered the opportunity to discuss WCU and its affairs with members of WCU’s management, to review such documents and records as I consider appropriate, and have received all information, which I have requested with respect to WCU. I am aware of the present concentrated stock holdings of WCU.

2.

I am fully aware of all of the risks involved in purchasing the Shares.

3.

I am aware that there will be limited liquidity in an investment in WCU Shares.

4.

I am aware that the Shares do not carry preemptive rights or cumulative voting.

5.

I am aware that there can be no assurance that WCU will be profitable in the future.

6.

I also am aware that WCU will be in need of additional funds in order to attempt to fulfill its business plans and there is no assurance that it will be able to obtain such funds.

7.

I understand that other persons may be offered WCU Shares on terms and conditions which may be more advantageous than the terms and conditions I am being offered.

8.

I understand that there may be a limited market for WCU’s Shares and that there can be no assurance that an active market will develop in the future.

9.

I understand that the Shares have not been registered nor have they been registered or qualified under the applicable securities laws of any state in the United States, and are being issued in reliance upon the truth and accuracy of the representations made herein with respect to my investment intent and suitability as an investor. I hereby certify that I am purchasing the Shares for investment for my account, with no present intention of making any sale, transfer or distribution of them. I understand that the Shares may not be sold or transferred without registration under the Act, or qualification or registration under the applicable state securities laws, unless there is an exemption from such registration or qualification then available. I consent to having a legend on the certificate representing the securities to that effect. I am aware that the WCU Shares will carry certain limited registration rights.

10.

I am a sophisticated investor with substantial experience in securities of speculative businesses. I am able to judge the suitability of this investment for me and the risks involved, and I understand that the shares will be unmarketable for an indefinite period of time, and that if WCU is not successful, all or a substantial part of my investment could be lost. I further certify that my net worth or annual income is such that the loss of my entire investment, or its unavailability, will not result in serious financial harm or determent to me.

11.

I am aware that WCU may sell shares to me only if I qualify according to the express standards stated herein. If the shares are purchased in a fiduciary capacity, the person or persons for whom the purchase is made meet the standards set forth herein and the representation and warranties shall be deemed to have been on behalf of the person or persons for whom I am so purchasing. I represent and warrant that I meet the following investors standards:

11.1

I am at least 21 years of age. I, or my representatives, have been afforded access to such information concerning WCU and about the proposed operations of WCU as have been requested by me or them and that such materials were sufficient to enable me to arrive at a reasoned investment decision with respect to an investment in the shares.

11.2

I meet one of the standards as an “Accredited Investor”, as such term is defined in Rule 501(a) of Regulation D as I have indicated in the attached Investor Suitability Questionnaire (“Questionnaire”), which I have executed.

12.

On the terms and subject to the conditions of this paragraph 12, I shall have the limited right to register the Shares as described herein. For purposes of this discussion, the term “Holders” includes those shareholders that have purchased WCU Shares under a Subscription Agreement having terms substantially identical to the terms of this Subscription Agreement.

12.1

“Piggyback” Registration Rights Holders shall have the right to register the Registrable Securities under the Act in connection with future underwritten public offerings of WCU Shares. The term "Registrable Securities" means: (i) the Shares issued in connection with this Subscription Agreement; (ii) the Shares issued or issuable upon the exercise of any warrants or rights to purchase Shares issued in connection with this Subscription Agreement; and (iii) any other securities of WCU issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Shares referenced in (i and ii) immediately above, excluding in all cases, however, any Registrable Securities sold in any public offering pursuant to a registration or an exemption from registration.

On the terms and subject to the conditions stated herein, each time WCU shall determine to file a registration statement under the Act in connection with the proposed offer and sale for money of any of its shares in an underwritten public distribution by it (other than (i) a registration statement relating solely to employee stock option or purchase plans, or (ii) a registration statement on Form S-4 relating solely to Rule 145 under the Act), WCU shall give written notice of its determination to Holders; provided, however, that WCU shall have no such obligation if the managing underwriter of the subject proposed offering objects in a writing addressed to WCU to the inclusion of any Registrable Securities in the subject registration statement or offering.

Under Holders’ written request, which must have been received by WCU within 20 days after any such notice from WCU, WCU shall use its best efforts to cause all such Registrable Securities of which Holders have requested registration to be included in such registration statement and in any necessary registration, qualification or other filing under the applicable state securities or blue sky laws, all to the extent required to permit the sale or other disposition to be made of the Registrable Securities to be so registered. In the event that the aggregate number of Registrable Securities requested by the Holders to be registered in any underwritten public distribution (the “Piggyback Shares”) exceeds twenty percent (20%) of the aggregate number of Shares being registered in such underwritten public distribution, then the aggregate number of the Piggyback Shares to be registered and included in such public distribution shall be reduced pro rata among the Holders of the

Piggyback Shares to twenty percent (20%) of the aggregate number of Shares being registered in such underwritten public distribution.

All Holders proposing to distribute their Registrable Securities through an underwriting pursuant to this paragraph 12 shall (together with WCU and any other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by WCU. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to WCU and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall not be withdrawn from such registration except at the election of the Holder.

Holders shall cooperate with WCU, execute any documents, instrument and agreements, and take any further actions reasonably necessary to effect such registrations, qualifications or other filings, and the public offering in connection therewith shall be paid by WCU; provided, however, that Holders of the Piggyback Shares participating in any such registration shall bear their pro rata share of the underwriting fees, discounts and commissions. Holders shall not sell or otherwise transfer any WCU Shares held by them which are not included in the underwritten public offering for a period commencing on the date of the commencement of the public offering, and ending on the earlier of the date of termination of the public offering or 90 days from the commencement of the public offering.

Notwithstanding any contrary provision of this paragraph 12, WCU shall not be required to effect any registrations under the 1933 Act or under any state securities laws on behalf of any Holder or Holders if, in the opinion of counsel for WCU, the offering or transfer by such Holder or Holders in the manner proposed (including, without limitation, the number of shares proposed to be offered or transferred and the method of offering or transfer) is exempt from the registration requirements of the 1933 Act and the securities laws of applicable states.

12.2

Termination of Piggyback Registration Rights The piggyback registration rights under this paragraph 12 are not transferable or assignable and shall terminate on the first anniversary of the date of the issuance of the Registrable Securities to the undersigned Holder.

12.3

Expenses of Registration All expenses incurred in connection with any registration shall be borne by WCU; provided, however, WCU shall not be required to pay any fees of Holders’ legal counsel or any underwriter fees, discounts or commissions.

12.4

No Assurance of State Registration There can be no assurance that the state in which an investor resides will permit the registration of the Registrable Securities within such state, Accordingly, even if the Shares are subsequently registered under federal securities laws, of which there can be no assurance, there can be no assurance that the Shares can be registered under applicable sate law due to merit or other requirements. Accordingly, there can be no assurance that an investor will be able to have his or her Shares registered in his or her state of residence. In such event, the investor would continue to own restricted securities under the state securities law.

13.

I further represent and warrant that:

13.1

Considering all facts in my financial and personal circumstances (including, but not limited to any health problems, unusual family responsibilities and requirements for current income) I am able to bear the economic risk of an investment in Shares, including a loss of my entire investment.

13.2

I am purchasing the Shares for my own account for personal investment purposes only and with no view to or any present intention, agreement or agreements for the distribution, transfer, assignment, resale, subdivision or hypothecation thereof, and I understand that in any event such shares will be subject to restrictions against any such transferability in the absence of registration under the Act.

14.

I have the full power and authority to execute and deliver this Subscription Agreement and to perform its obligations hereunder and this Subscription Agreement is a legally binding obligation of Subscriber in accordance with its terms.

15.

All checks for subscription shall be made payable to “Wellness Center USA, Inc.” and delivered to Wellness Center USA, Inc., Suite 111, 1014 E. Algonquin Road, Schaumburg, IL 60173.

Dated: _____/_____201X

Agreed to and Accepted:

Wellness Center, USA, Inc..

By:___________________

By:_____________________________________

     Andrew J. Kandalepas                                Name: XXXXXXXXXX

      President

            Social Security or TAX #

INVESTOR SUITABILITY QUESTIONNAIRE

Name of Subscriber:   __________________

This Investor Suitability Questionnaire (this “Questionnaire”) pertains to the offer and sale of shares of unregistered common stock, $0.001 par value per share, of Wellness Center USA, Inc. (“WCU”).

The undersigned Subscriber represents and warrants to WCU that:

(a) The information contained herein is complete and accurate and may be relied upon by WCU; and

(b) Subscriber will notify WCU immediately of any material change in any of such information occurring prior to the acceptance or rejection of the Subscriber’s subscription for WCU Shares.

INSTRUCTIONS:

This Questionnaire concerns investors who are “Accredited Investors,” as that term is defined and construed pursuant to Regulation D under the Securities Act of 1933

IF THE INVESTOR IS A PARTNERSHIP, PLEASE ATTACH AN EXECUTED COPY OF THE PARTNERSHIP AGREEMENT AND ALL AMENDMENTS THERETO.

IF THE INVESTOR IS A CORPORATION, PLEASE ATTACH A COPY OF THE ARTICLES OF INCORPORATION AND A BOARD OF DIRECTORS RESOLUTION (CERTIFIED BY THE SECRETARY OF THE CORPORATION) AUTHORIZING THIS INVESTMENT.

IF THE INVESTOR IS A TRUST PLEASE ATTACH A COPY OF THE TRUST AGREEMENT AND ALL AMENDMENTS THERETO.

1.

FOR INDIVIDUAL INVESTORS ONLY:

Initial________

a.  I certify that I have an individual net worth, or my spouse and I have a combined net worth, in excess of $1,000,000.  For purposes of this Questionnaire, “net worth” means the excess of total assets as fair market value, (including principal residence, home furnishing, and automobiles) over total liabilities.

or

Initial________

b.  I certify that I had individual income, exclusive of any income attributable to my spouse, of more than $200,000 in each of the two calendar years preceding the calendar year in which this Questionnaire is submitted, and I reasonably expect to have an individual income in excess of $200,000 during the current calendar year.

or

Initial________

c.  I certify that my spouse and I had joint income of more than $300,000 in each of the two calendar years preceding the calendar year in which this Questionnaire is submitted, and reasonably expect to have joint income in excess of $300,000 during the current calendar year.

2.

FOR CORPORATIONS, BUSINESS TRUSTS, OR PARTNERSHIPS:

Initial________

d.  Subscriber certifies that it was not formed for the specific purpose of acquiring the Notes and that Subscriber has total assets in excess of $5,000,000.

or

Initial________

e.  Subscriber certifies that all of its equity owners are accredited investors under either 1(a) above (i.e., $1,000,000 net worth) or 1(b) or 1(c) above (i.e., $200,000 individual or $300,000 joint income).  Please list below the names of all equity owners and the manner in which they qualify (check applicable category).

Check the Applicable Column

$200,000

(individual)

or $300,000

$1,000,000

(joint)

Names of All Equity Owners

Net worth

Minimum Income

(                )

(                      )

(                )

(                      )

(                )

(                      )

3.

FOR TRUSTS:

Initial________

f.  The undersigned financial institution certifies that it is (i) a bank, savings and loan association, or other regulated financial institution; (ii) acting in its fiduciary capacity as trustee; and (iii) subscribing for the purchase of the Notes on behalf o the subscribing trust.

or

Initial________

g.  The undersigned certifies that the subscribing trust has total assets in excess of $5,000,000, and that the person making the investment decision on behalf of the trust has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Interests.

or

Initial________

h.  The undersigned certifies that it is a revocable trust that may be amended or revoked at any time by the grantors thereof, and all of the grantors are accredited investors under either 1(a) above (i.e., $1,000,000 net worth) or 1(b) or 1(c) above (i.e., $200,000 individual or $300,000 joint income.)  Please list below the names of all grantors.

Check the Applicable Column

$200,000

(individual)

or $300,000

$1,000,000

(joint)

Names of All Grantors

Net worth

Minimum Income

(                )

(                      )

(                )

(                      )

(                )

(                      )

4.

FOR EMPLOYEE BENEFIT PLANS (INCLUDING KEOGH PLANS):

Initial_________

i.  The undersigned is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“Erisa”), and the discussion to invest in the Partnership was made by a plan fiduciary (as defined in Section 3 (21) of ERISA), which is either a bank, savings and loan association, insurance company, or registered investment adviser.  Please state the name of such plan fiduciary:

or

Initial________

j.  The undersigned is an employee benefit plan within the meaning of ERISA and has total assets in excess of $5,000,000.

or

Initial________

k.  The undersigned is an employee benefit plan within the meaning of ERISA, the plan is self directed, and the investment decision is being made by a plan participant who is an accredited investor under either 1(a) above (i.e., $1,000,000 net worth) or 1(b) or 1(c) above (i.e., $200,000 individual or $300,000 joint income).  Please list below the names of all such participants.

Check the Applicable Column

$200,000

(individual)

or $300,000

$1,000,000

(joint)

Names of All Participants

Net worth

Minimum Income

(                )

(                      )

(                )

(                      )

(                )

(                      )

5.

FOR INDIVIDUAL RETIREMENT ACCOUNTS:

Initial_________

l.  The undersigned hereby certifies that the beneficiary thereof is an accredited investor under either (a) above (i.e., $1,000,000 net worth) or (b) or (c) above (i.e. $200,000 individual or $300,000 joint income).

6.

FOR 501(C)(3) ORGANIZATIONS:

Initial________

m.  The undersigned hereby certifies that it is an organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring the Notes, with total assets in excess of $5,000,000.

Dated: _____________________, 2010

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_______________________________

Print Name

_______________________________

Signature

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Exhibit 99.2

FORM OF WARRANT

[Final document to be delivered along with share certificates]

______________________________________________________________________________

THIS WARRANT AND THE SECURITIES UNDERLYING THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"),  OR UNDER APPLICABLE STATE SECURITIES LAWS. THE WARRANT HAS BEEN TAKEN BY THE REGISTERED OWNER FOR INVESTMENT, AND WITHOUT A VIEW TO RESALE OR DISTRIBUTION THEREOF, AND MAY NOT BE TRANSFERRED OR DISPOSED OF WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER OR DISPOSITION DOES NOT VIOLATE THE 1933 ACT, THE RULES AND REGULATIONS THEREUNDER, OR APPLICABLE STATE SECURITIES LAWS. IN CONNECTION WITH COMPLIANCE WITH THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS, NO TRANSFER OF THIS WARRANT OR THE SECURITIES UNDERLYING THIS WARRANT SHALL BE MADE UNLESS THE CONDITIONS SPECIFIED HEREIN ARE SATISFIED.

     No. _____________

Shares:  ______________

WELLNESS CENTER USA, INC.

COMMON STOCK PURCHASE WARRANT

This is to certify that, for value received, _______________ ("Holder"), is entitled to purchase, subject to the provisions of this Common Stock Purchase Warrant ("Warrant"), from WELLNESS CENTER USA IINC., a corporation duly organized and existing under the laws of the State of Nevada (the "Company"), ___________ shares of $0.001 par value per share common stock of the Company ("Shares"), at a price of U.S. $____ per Share, during the period commencing ______/____/2010 and terminating on ______/____/2015, at 5:00 P.M. New York Time. This Warrant is not redeemable by the Company. The number of Shares to be received upon the exercise of this Warrant and the price to be paid for a Share may be adjusted from time to time as hereinafter set forth. The exercise price of a Share in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as "Exercise Price."

(A)

EXERCISE OF WARRANT. Subject to the provisions of Section (G) hereof, this Warrant may be exercised in whole or in part at any time or from time to time on or after ______/____2010 and until _____/___2015, or, if either such day is a day on which banking institutions are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the subscription in the form of attached as Exhibit I ("Subscription") duly executed and accompanied by payment of the Exercise Price for the number of Shares specified in such Subscription. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office, or by the warrant agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the Shares issuable upon such exercise, provided, however, that if at the date of surrender of such Warrants and payment of such Exercise Price, the transfer books for the Shares shall be closed, the certificates for the Shares, or other securities in respect of

27

which such Warrants are then exercised,  shall be issuable as of the date on which such books shall next be opened and until such date the Company shall be under no duty to deliver any certificate for such Shares or such other securities and the Holder shall not be deemed to have become a holder of record of such shares or the owner of any such other securities.

(B)

RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of Shares  as shall be required for issuance and delivery upon exercise of this Warrant. This Warrant is not redeemable by the Company.

(C)

FRACTIONAL SHARES. The Company shall not be required to issue fractions of Shares on the exercise of Warrants. If any fraction of a Share would, except for the provisions of this Section, be issuable on the exercise of any Warrant, the Company will: (1) if the fraction of a Share otherwise issuable is equal to or less than one half, round down and issue to the Holder only the largest whole number of Shares to which the Holder is otherwise entitled; or (2) if the fraction of a Share otherwise issuable is greater than one-half, round-up and issue to the Holder one additional Share in addition to the largest whole number of Shares to which the Holder is otherwise entitled.

(D)

EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its warrant agent, if any, for other Warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of Shares purchasable hereunder. Subject to the provisions of Section (G), upon surrender of this Warrant to the Company or at the office of its warrant agent, if any, with the assignment in the form attached as Exhibit II ("Assignment") duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its warrant agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of such indemnification as the Company may in its discretion impose, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Within thirty days following the effective date of any registration statement pursuant to which the Warrants are registered, the Company shall execute a warrant agreement and appoint a warrant agent, and such warrant agent shall, upon presentment of the within warrant and at no expense to the Holder, reissue the Warrants in traceable certificated form, substantially in the form hereof.

(E)

RIGHTS OF THE HOLDER. The Holder shall not be entitled, by virtue hereof, to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

(F)

ANTI-DILUTION PROVISIONS. The Exercise Price and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time as hereinafter provided:

(1)

In case the Company shall issue Shares as a dividend upon Shares or in payment of a dividend thereon, or shall subdivide the number of outstanding Shares into a greater number of shares or shall contract the number of outstanding Shares into a lesser number of shares, the Exercise Price then in effect shall be adjusted, effective at the close of business on the record date for the determination of shareholders entitled to receive the same, to the price (computed to the nearest cent) determined by dividing: (a) the product obtained by multiplying the Exercise Price in effect immediately prior to the close of business on such record date by the number of Shares outstanding prior to such dividend, subdivision or contraction; by (b) the sum of the number of Shares outstanding immediately after such dividend, subdivision, or contraction.

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(2)

If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder of each Warrant shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in the Warrant and in lieu of the Shares of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented by such Warrant, such Shares, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented by such Warrant had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interest of the Holder to the end that the provisions of the Warrant (including, without limitation, provisions for adjustment of the Exercise Price and of the number of Shares issuable upon the exercise of Warrants) shall thereafter be applicable as nearly as may be practicable in relation to any shares of stock, securities, or assets thereafter deliverable upon exercise of Warrants. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase.

(3)

Upon each adjustment of the Exercise Price pursuant to this Section (F), the number of shares of Common Stock specified in each Warrant shall thereupon evidence the right to purchase that number of shares of Common Stock (calculated to the nearest hundredth of a share of Common Stock) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable immediately by the Exercise Price in effect after such adjustment.

(4)

Irrespective of any adjustment of the number or kind of securities issuable upon exercise of Warrants or the Exercise Price, Warrants theretofore or thereafter issued may continue to express the same number of Shares and Exercise Price as are stated in similar Warrants previously issued.

(5)

The Company may, at its sole option, retain the independent public accounting firm regularly retained by the Company, or another firm of independent public accountants of recognized standing selected by the Company's Board of Directors, to make any computation required under this Section (F) and a certificate signed by such firm shall be conclusive evidence of any computation made under this Section (F).

(6)

Whenever there is an adjustment in the Exercise Price or in the number or kind of securities issuable upon exercise of the Warrants, or both, as provided in this Section (F), the Company shall: (i) promptly file in the custody of its Secretary or Assistant Secretary a certificate signed by the Chairman of the Board or the President or a Vice President of the Company and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, showing in detail the facts requiring such adjustment and the number and kind of securities issuable upon exercise of each Warrant after such adjustment; and (ii) cause a notice stating that such adjustment has been effected and stating the Exercise Price then in effect and the number and kind of securities issuable upon exercise of each Warrant to be sent to each registered holder of Warrant.

(7)

In addition to the adjustments otherwise set forth in this Section (F), the Company, in its sole discretion, may reduce the Exercise Price or extend the expiration date of the Warrant.

(8)

The Exercise Price and the number of Shares issuable upon exercise of a Warrant shall  be adjusted in the manner and only upon the occurrence of the events heretofore specifically referred to in this Section (F).

(G)

TRANSFER TO COMPLY WITH THE 1933 ACT AND OTHER APPLICABLE SECURITIES LAWS. This Warrant or the Shares issuable upon exercise of this Warrant, or any other security issued or

29

issuable upon exercise of this Warrant, may not be transferred, assigned, pledged, sold or otherwise disposed of unless Holder provides the Company with an opinion of counsel satisfactory to the Company in form satisfactory to the Company (together with such other representations and warranties as the Company may request) that this Warrant or the Shares issued or issuable upon exercise of this Warrant may be legally transferred without violating the 1933 Act and any other applicable securities law and then only against receipt of an agreement of the transferee (in form and substance satisfactory to the Company) to comply with the provisions of this Section (G) with respect to any resale or other disposition of such securities.

(H)

SURVIVAL. All agreements, covenants, representations and warranties herein shall survive the execution and delivery of this Warrant and any investigation at any time made by or on behalf of any parties hereto and the exercise and purchase of this Warrant.

(I)

AMENDMENTS; WAIVERS; TERMINATIONS; GOVERNING LAW; HEADINGS. This Warrant and any terms hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be governed by and construed and interpreted in accordance with the laws of the State of Georgia. The headings in this Warrant are for convenience of reference only and are not part of this Warrant.

(J)

REGISTRATION RIGHTS. The undersigned Holder shall have piggyback registration rights as set forth in paragraph 12 of that certain Subscription Agreement by and between the Company and the undersigned Holder dated _______/___, 2010.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name and on its behalf and its corporate seal to be affixed hereon by its duly authorized officers.

WELLNESS CENTER USA, INC.

Date:

By:

Andrew J. Kandalepas

            President

Attest:

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EXHIBIT I

Subscription Form

(To be executed only upon exercise of Warrant)

The undersigned registered owner of this Warrant irrevocably exercises this Warrant for and purchases                  Shares of Wellness Center USA, Inc., purchasable with this Warrant, and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the Shares hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of _______________ and delivered to                               whose address is                                                  and, if such Shares shall not include all of the Shares issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the Shares issuable thereunder to be delivered to the undersigned.

Dated:

   (Name)

       (Street Address)

               (City)

  (State)           (Zip Code)

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EXHIBIT II

Assignment Form

FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of Shares set forth below;

Name and Address of Assignee                                                                  No. of  Shares:

and does hereby irrevocably constitute and appoint                                                          , as attorney, to resister such transfer on the books of Wellness Center USA, Inc., maintained for the purpose, with full power of substitution in the premises.

Dated:_____________

Signature:

Witness:

Notice:

The signature to this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

The signature to this assignment must be guaranteed by a bank or trust company having an office or correspondent in New York, New York, or by a firm having membership on the New York Stock Exchange.

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Exhibit 99.3

2010 NON-QUALIFIED STOCK COMPENSATION PLAN

1.   Purpose of Plan

1.1   This 2010 NON-QUALIFIED STOCK COMPENSATION PLAN (the “Plan”) of Wellness Center (USA) Inc., a Nevada corporation (the “Company”) for employees, directors, officers, consultants, advisors and other persons associated with the Company, is intended to advance the best interests of the Company by providing those persons who have a substantial responsibility for its management and growth with additional incentive and by increasing their proprietary interest in the success of the Company, thereby encouraging them to maintain their relationships with the Company. Further, the availability and offering of stock options and common stock under the Plan supports and increases the Company's ability to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

2.   Definitions

2.1   For Plan purposes, except where the context might clearly indicate otherwise, the following terms shall have the meanings set forth below:

“Board” shall mean the Board of Directors of the Company.

“Committee” shall mean the Compensation Committee, or such other committee appointed by the Board, which shall be designated by the Board to administer the Plan, or the Board if no committees have been established. The Committee shall be composed of three or more persons as from time to time are appointed to serve by the Board. Each member of the Committee, while serving as such, shall be a disinterested person with the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

“Common Shares” shall mean the Company's Common Shares, $.0001 par value per share, or, in the event that the outstanding Common Shares are hereafter changed into or exchanged for different shares of securities of the Company, such other shares or securities.

“Company” shall mean Wellness Center (USA) Inc., a Nevada corporation, and any parent or subsidiary corporation of CYTV, as such terms are defined in Sections 425(e) and 425(f), respectively, of the Code.

“Fair Market Value” shall mean, with respect to the date a given stock option is granted or exercised, the average of the highest and lowest reported sales prices of the Common Shares, as reported by such responsible reporting service as the Committee may select, or if there were not transactions in the Common Shares on such day, then the last preceding day on which transactions took place. The above withstanding, the Committee may determine the Fair Market Value in such other manner as it may deem more equitable for Plan purposes or as is required by applicable laws or regulations.

“Optionee” shall mean an employee of the company who has been granted one or more Stock Options under the Plan.

“Common Stock” shall mean shares of common stock which are issued by the Company pursuant to Section 5, below.

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“Common Stockholder”   means the employee of, consultant to, or director of the Company or other person to whom shares of Common Stock are issued pursuant to this Plan.

“Common Stock Agreement” means an agreement executed by a Common Stockholder and the Company as contemplated by Section 5, below, which imposes on the shares of Common Stock held by the Common Stockholder such restrictions as the Board or Committee deem appropriate.

“Stock Option” or “Non-Qualified Stock Option” or “NQSO” shall mean a stock option granted pursuant to the terms of the Plan.

“Stock Option Agreement” shall mean the agreement between the Company and the Optionee under which the Optionee may purchase Common Shares hereunder.

3.   Administration of the Plan

3.1   The Committee shall administer the Plan and accordingly, it shall have full power to grant Stock Options and Common Stock, construe and interpret the Plan, establish rules and regulations and perform all other acts, including the delegation of administrative responsibilities, it believes reasonable and proper.

3.2   The determination of those eligible to receive Stock Options and Common Stock, and the amount, type and timing of each grant and the terms and conditions of the respective stock option agreements and Common Stock Agreements shall rest in the sole discretion of the Committee, subject to the provisions of the Plan.

3.3   The Committee may cancel any Stock Options awarded under the Plan if an Optionee conducts himself in a manner which the Committee determines to be inimical to the best interest of the Company, as set forth more fully in paragraph 8 of Article 11 of the Plan.

3.4   The Board, or the Committee, may correct any defect, supply any omission or reconcile any inconsistency in the Plan, or in any granted Stock Option, in the manner and to the extent it shall deem necessary to carry it into effect.

3.5   Any decision made, or action taken, by the Committee or the Board arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive.

3.6   The Committee shall, in its discretion, have the power to issue Common Shares to holders of non-qualified incentive stock option agreements which are outstanding as of the date hereof , pursuant to the terms of those option agreements.

3.7   Meetings of the Committee shall be held at such times and places as shall be determined by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. In addition, the Committee may take any action otherwise proper under the Plan by the affirmative vote, taken without a meeting, of a majority of its members.

3.8   No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including, but not limited to, the exercise of any

34

power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct.

3.9   The Company, through its management, shall supply full and timely information to the Committee on all matters relating to the eligibility of Optionees, their duties and performance, and current information on any Optionee's death, retirement, disability or other termination of association with the Company, and such other pertinent information as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties hereunder.

4.   Shares Subject to the Plan

4.1   The total number of shares of the Company available for grants of Stock Options and Common Stock under the Plan shall be 5,000,000 Common Shares, subject to adjustment in accordance with Article 7 of the Plan, which shares may be either authorized but unissued or reacquired Common Shares of the Company.

4.2   If a Stock Option or portion thereof shall expire or terminate for any reason without having been exercised in full, the unpurchased shares covered by such NQSO shall be available for future grants of Stock Options.

5.   Award Of Common Stock

5.1   The Board or Committee from time to time, in its absolute discretion, may (a) award Common Stock to employees of, consultants to, and directors of the Company, and such other persons as the Board or Committee may select, and (b) permit Holders of Options to exercise such Options prior to full vesting therein and hold the Common Shares issued upon exercise of the Option as Common Stock. In either such event, the owner of such Common Stock shall hold such stock subject to such vesting schedule as the Board or Committee may impose or such vesting schedule to which the Option was subject, as determined in the discretion of the Board or Committee.

5.2   Common Stock shall be issued only pursuant to a Common Stock Agreement, which shall be executed by the Common Stockholder and the Company and which shall contain such terms and conditions as the Board or Committee shall determine consistent with this Plan, including such restrictions on transfer as are imposed by the Common Stock Agreement.

5.3   Upon delivery of the shares of Common Stock to the Common Stockholder, below, the Common Stockholder shall have, unless otherwise provided by the Board or Committee, all the rights of a stockholder with respect to said shares, subject to the restrictions in the Common Stock Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Common Stock.

5.4.   Notwithstanding anything in this Plan or any Common Stock Agreement to the contrary, no Common Stockholders may sell or otherwise transfer, whether or not for value, any of the Common Stock prior to the date on which the Common Stockholder is vested therein.

5.5   All shares of Common Stock issued under this Plan (including any shares of Common Stock and other securities issued with respect to the shares of Common Stock as a result of stock dividends, stock splits or similar changes in the capital structure of the Company) shall be subject to such restrictions as

35

the Board or Committee shall provide, which restrictions may include, without limitation, restrictions concerning voting rights, transferability of the Common Stock and restrictions based on duration of employment with the Company, Company performance and individual performance; provided that the Board or Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of such restric-tions. Common Stock may not be sold or encumbered until all applicable restrictions have terminated or expire. The restrictions, if any, imposed by the Board or Committee or the Board under this Section 5 need not be identical for all Common Stock and the imposition of any restrictions with respect to any Common Stock shall not require the imposition of the same or any other restrictions with respect to any other Common Stock.

5.6   Each Common Stock Agreement shall provide that the Company shall have the right to repurchase from the Common Stockholder the unvested Common Stock upon a termination of employment, termination of directorship or termination of a consultancy arrangement, as applicable, at a cash price per share equal to the purchase price paid by the Common Stockholder for such Common Stock.

5.7   In the discretion of the Board or Committee, the Common Stock Agreement may provide that the Company shall have the a right of first refusal with respect to the Common Stock and a right to repurchase the vested Common Stock upon a termination of the Common Stockholder's employment with the Company, the termination of the Common Stockholder's consulting arrangement with the Company, the termination of the Common Stockholder's service on the Company's Board, or such other events as the Board or Committee may deem appropriate.

5.8   The Board or Committee shall cause a legend or legends to be placed on certificates representing shares of Common Stock that are subject to restrictions under Common Stock Agreements, which legend or legends shall make appropriate reference to the applicable restrictions.

6.   Stock Option Terms and Conditions

6.1   Consistent with the Plan's purpose, Stock Options may be granted to non-employee directors of the Company or other persons who are performing or who have been engaged to perform services of special importance to the management, operation or development of the Company.

6.2   All Stock Options granted under the Plan shall be evidenced by agreements which shall be subject to applicable provisions of the Plan, and such other provisions as the Committee may adopt, including the provisions set forth in paragraphs 2 through 11 of this Section 6.

6.3   All Stock Options granted hereunder must be granted within ten years from the earlier of the date of this Plan is adopted or approved by the Company's shareholders.

6.4   No Stock Option granted to any employee or 10% Shareholder shall be exercisable after the expiration of ten years from the date such NQSO is granted. The Committee, in its discretion, may provide that an Option shall be exercisable during such ten year period or during any lesser period of time.

        The Committee may establish installment exercise terms for a Stock Option such that the NQSO becomes fully exercisable in a series of cumulating portions. If an Optionee shall not, in any given installment period, purchase all the Common Shares which such Optionee is entitled to purchase within such installment period, such Optionee's right to purchase any Common Shares not purchased in such installment period shall continue until the expiration or sooner termination of such NQSO. The

36

Committee may also accelerate the exercise of any NQSO. However, no NQSO, or any portion thereof, may be exercisable until thirty (30) days following date of grant (“30-Day Holding Period.”).

6.5   A Stock Option, or portion thereof, shall be exercised by delivery of (i) a written notice of exercise of the Company specifying the number of common shares to be purchased, and (ii) payment of the full price of such Common Shares, as fully set forth in paragraph 6 of this Section 6.

     No NQSO or installment thereof shall be exercisable except with respect to whole shares, and fractional share interests shall be disregarded. Not less than 100 Common Shares may be purchased at one time unless the number purchased is the total number at the time available for purchase under the NQSO. Until the Common Shares represented by an exercised NQSO are issued to an Optionee, he shall have none of the rights of a shareholder.

6.6   The exercise price of a Stock Option, or portion thereof, may be paid:

       A.   In United States dollars, in cash or by cashier's check, certified check, bank draft or money order, payable to the order of the Company in an amount equal to the option price; or

           B.   At the discretion of the Committee, through the delivery of fully paid and nonassessable Common Shares, with an aggregate Fair Market Value on the date the NQSO is exercised equal to the option price, provided such tendered Shares have been owned by the Optionee for at least one year prior to such exercise; or

           C.   By a combination of both A and B above.

           D.   A Stock Option, or a portion thereof, may also be exercised by means of a “cashless exercise” in which Optionee shall be entitled to receive a certificate for the number of Common Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =   the closing price on the trading day preceding the date of such election;

(B) =   the exercise price of a Stock Option, as adjusted; and

(X) =	the number of Common Shares issuable upon exercise of a Stock Option in accordance with the terms of the Stock Option.

     The Committee shall determine acceptable methods for tendering Common Shares as payment upon exercise of a Stock Option and may impose such limitations and prohibitions on the use of Common Shares to exercise an NQSO as it deems appropriate.

6.7   With the Optionee's consent, the Committee may cancel any Stock Option issued under this Plan and issue a new NQSO to such Optionee.

6.8   Except by will or the laws of descent and distribution, no right or interest in any Stock Option granted under the Plan shall be assignable or transferable, and no right or interest of any Optionee shall be liable for, or subject to, any lien, obligation or liability of the Optionee. Stock Options shall be exercisable during the Optionee's lifetime only by the Optionee or the duly appointed legal representative of an incompetent Optionee.

37

6.9   If the Optionee shall die while associated with the Company or within three months after termination of such association, the personal representative or administrator of the Optionee's estate or the person(s) to whom an NQSO granted hereunder shall have been validly transferred by such personal representative or administrator pursuant to the Optionee's will or the laws of descent and distribution, shall have the right to exercise the NQSO for one year after the date of the Optionee's death, to the extent (i) such NQSO was exercisable on the date of such termination of employment by death, and (ii) such NQSO was not exercised, and (iii) the exercise period may not be extended beyond the expiration of the term of the Option.

No transfer of a Stock Option by the will of an Optionee or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferee of the terms and conditions by such Stock Option.

In the event of death following termination of the Optionee's association with the Company while any portion of an NQSO remains exercisable, the Committee, in its discretion, may provide for an extension of the exercise period of up to one year after the Optionee's death but not beyond the expiration of the term of the Stock Option.

6.10   Any Optionee who disposes of Common Shares acquired on the exercise of a NQSO by sale or exchange either (i) within two years after the date of the grant of the NQSO under which the stock was acquired, or (ii) within one year after the acquisition of such Shares, shall notify the Company of such disposition and of the amount realized upon such disposition. The transfer of Common Shares may also be Common by applicable provisions of the Securities Act of 1933, as amended.

7.   Adjustments or Changes in Capitalization

7.1   In the event that the outstanding Common Shares of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend:

A.   Prompt, proportionate, equitable, lawful and adequate adjustment shall be made of the aggregate number and kind of shares subject to Stock Options which may be granted under the Plan, such that the Optionee shall have the right to purchase such Common Shares as may be issued in exchange for the Common Shares purchasable on exercise of the NQSO had such merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend not taken place;

B.   Rights under unexercised Stock Options or portions thereof granted prior to any such change, both as to the number or kind of shares and the exercise price per share, shall be adjusted appropriately, provided that such adjustments shall be made without change in the total exercise price applicable to the unexercised portion of such NQSO's but by an adjustment in the price for each share covered by such NQSO's; or

C.   Upon any dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation, each outstanding Stock Option granted hereunder shall terminate, but the Optionee shall have the right, immediately prior to such dissolution, liquidation,

38

merger or combination, to exercise his NQSO in whole or in part, to the extent that it shall not have been exercised, without regard to any installment exercise provisions in such NQSO.

7.2   The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Committee, whose determination as to what adjustments shall be made and the extent thereof, shall be final, binding and conclusive. No fractional Shares shall be issued under the Plan on account of any such adjustments.

8.   Merger, Consolidation or Tender Offer

8.1   If the Company shall be a party to a binding agreement to any merger, consolidation or reorganization or sale of substantially all the assets of the Company, each outstanding Stock Option shall pertain and apply to the securities and/or property which a shareholder of the number of Common Shares of the Company subject to the NQSO would be entitled to receive pursuant to such merger, consolidation or reorganization or sale of assets.

8.2   In the event that:

A.   Any person other than the Company shall acquire more than 20% of the Common Shares of the Company through a tender offer, exchange offer or otherwise;

B.   A change in the “control” of the Company occurs, as such term is defined in Rule 405 under the Securities Act of 1933;

C.   There shall be a sale of all or substantially all of the assets of the Company;

any then outstanding Stock Option held by an Optionee, who is deemed by the Committee to be a statutory officer (“Insider”) for purposes of Section 16 of the Securities Exchange Act of 1934 shall be entitled to receive, subject to any action by the Committee revoking such an entitlement as provided for below, in lieu of exercise of such Stock Option, to the extent that it is then exercisable, a cash payment in an amount equal to the difference between the aggregate exercise price of such NQSO, or portion thereof, and, (i) in the event of an offer or similar event, the final offer price per share paid for Common Shares, or such lower price as the Committee may determine to conform an option to preserve its Stock Option status, times the number of Common Shares covered by the NQSO or portion thereof, or (ii) in the case of an event covered by B or C above, the aggregate Fair Market Value of the Common Shares covered by the Stock Option, as determined by the Committee at such time.

8.3   Any payment which the Company is required to make pursuant to paragraph 8.2 of this Section 8 shall be made within 15 business days, following the event which results in the Optionee's right to such payment. In the event of a tender offer in which fewer than all the shares which are validly tendered in compliance with such offer are purchased or exchanged, then only that portion of the shares covered by an NQSO as results from multiplying such shares by a fraction, the numerator of which is the number of Common Shares acquired pursuant to the offer and the denominator of which is the number of Common Shares tendered in compliance with such offer shall be used to determine the payment thereupon. To the extent that all or any portion of a Stock Option shall be affected by this provision, all or such portion of the NQSO shall be terminated.

8.4   Notwithstanding paragraphs 8.1 and 8.3 of this Section 8, the Committee may, by unanimous vote and resolution, unilaterally revoke the benefits of the above provisions; provided, however, that such

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vote is taken no later than ten business days following public announcement of the intent of an offer or the change of control, whichever occurs earlier.

9.   Amendment and Termination of Plan

9.1   The Board may at any time, and from time to time, suspend or terminate the Plan in whole or in part or amend it from time to time in such respects as the Board may deem appropriate and in the best interest of the Company.

9.2   No amendment, suspension or termination of this Plan shall, without the Optionee's consent, alter or impair any of the rights or obligations under any Stock Option theretofore granted to him under the Plan.

9.3   The Board may amend the Plan, subject to the limitations cited above, in such manner as it deems necessary to permit the granting of Stock Options meeting the requirements of future amendments or issued regulations, if any, to the Code.

9.4   No NQSO may be granted during any suspension of the Plan or after termination of the Plan.

10.   Government and Other Regulations

10.1   The obligation of the Company to issue, transfer and deliver Common Shares for Stock Options exercised under the Plan shall be subject to all applicable laws, regulations, rules, orders and approval which shall then be in effect and required by the relevant stock exchanges on which the Common Shares are traded and by government entities as set forth below or as the Committee in its sole discretion shall deem necessary or advisable. Specifically, in connection with the Securities Act of 1933, as amended, upon exercise of any Stock Option, the Company shall not be required to issue Common Shares unless the Committee has received evidence satisfactory to it to the effect that the Optionee will not transfer such shares except pursuant to a registration statement in effect under such Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Committee shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, take any other affirmative action in order to cause the exercise of a Stock Option or the issuance of Common Shares pursuant thereto to comply with any law or regulation of any government authority.

11.   Miscellaneous Provisions

11.1   No person shall have any claim or right to be granted a Stock Option or Common Stock under the Plan, and the grant of an NQSO or Common Stock under the Plan shall not be construed as giving an Optionee or Common Stockholder the right to be retained by the Company. Furthermore, the Company expressly reserves the right at any time to terminate its relationship with an Optionee with or without cause, free from any liability, or any claim under the Plan, except as provided herein, in an option agreement, or in any agreement between the Company and the Optionee.

11.2   Any expenses of administering this Plan shall be borne by the Company.

11.3   The payment received from Optionee from the exercise of Stock Options under the Plan shall be used for the general corporate purposes of the Company.

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11.4   The place of administration of the Plan shall be in the State of Nevada, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Nevada.

11.5   Without amending the Plan, grants may be made to persons who are foreign nationals or employed outside the United States, or both, on such terms and conditions, consistent with the Plan's purpose, different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to create equitable opportunities given differences in tax laws in other countries.

11.6   In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Stock Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding a Committee member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same, with counsel acceptable to the Optionee, before such Committee member undertakes to handle and defend it on his own behalf.

11.7   Stock Options may be granted under this Plan from time to time, in substitution for stock options held by employees of other corporations who are about to become employees of the Company as the result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of the assets of the employing corporation or the acquisition by the Company of stock of the employing corporation as a result of which it becomes a subsidiary of the Company. The terms and conditions of such substitute stock options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board of Directors of the Company at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted, but no such variations shall be such as to affect the status of any such substitute stock options as a stock option under Section 422A of the Code.

11.8   Notwithstanding anything to the contrary in the Plan, if the Committee finds by a majority vote, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has been engaged in fraud, embezzlement, theft, insider trading in the Company's stock, commission of a felony or proven dishonesty in the course of his association with the Company or any subsidiary corporation which damaged the Company or any subsidiary corporation, or for disclosing trade secrets of the Company or any subsidiary corporation, the Optionee shall forfeit all unexercised Stock Options and all exercised NQSO's under which the Company has not yet delivered the certificates and which have been earlier granted to the Optionee by the Committee. The decision of the Committee as to the cause of an Optionee's discharge and the damage done to the Company shall be final. No decision of the Committee, however, shall affect the finality of the discharge of such Optionee by the Company or any subsidiary corporation in any manner.

12.   Written Agreement

12.1   Each Stock Option granted hereunder shall be embodied in a written Stock Option Agreement which shall be subject to the terms and conditions prescribed above and shall be signed by the

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Optionee and by the Chairman of the Company, for and in the name and on behalf of the Company. Such Stock Option Agreement shall contain such other provisions as the Committee, in its discretion shall deem advisable.

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Number of Shares: 1,600,000 shares     Date of Grant: June 30, 2010

FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT

AGREEMENT made this  30th day of June  2010,

Between:  Andrew Kandalepas  (the “Optionee”), and Wellness Center (USA) Inc. (the “Company”).

1.   Grant of Option

The Company, pursuant to the provisions of the 2010 Non-Qualified Stock Compensation Plan (the “Plan”), adopted by the Board of Directors on December 20, 2010, the Company hereby grants to the Optionee, subject to the terms and conditions set forth or incorporated herein, an option to purchase from the Company all or any part of an aggregate of 1,600,000 shares of its $.0001 par value common stock, as such common stock is now constituted, at the purchase price of $0.01 per share. The provisions of the Plan governing the terms and conditions of the Option granted hereby are incorporated in full herein by reference.

2.   Exercise

The Option evidenced hereby shall be exercisable in whole or in part on or after June 30, 2010 and on or before June 30, 2015,  provided that the cumulative number of shares of common stock as to which this Option may be exercised (except in the event of death, retirement, or permanent and total disability, as provided in paragraph 6.9 of the Plan) shall not exceed the following amounts:

Cumulative Number of Shares                                     Prior to Date  (Not Inclusive of)

         1,600,000 shares

June 30, 2015

The Option evidenced hereby shall be exercisable by the delivery to and receipt by the Company of (i) written notice of election to exercise, in the form set forth in Attachment B hereto, specifying the number of shares to be purchased; (ii) accompanied by payment of the full purchase price thereof in cash or certified check payable to the order of the Company, or by fully paid and nonassessable common stock of the Company properly endorsed over to the Company, or by a combination thereof, and (iii) by return of this Stock Option Agreement for endorsement of exercise by the Company on Schedule I hereof. In the event fully paid and nonassessable common stock is submitted as whole or partial payment for shares to be purchased hereunder, such common stock will be valued at their Fair Market Value (as defined in the Plan) on the date such shares received by the Company are applied to payment of the exercise price.

3.   Transferability

The Option evidenced hereby is not assignable or transferable by the Optionee other than by the Optionee's will or by the laws of descent and distribution, as provided in paragraph 6.9 of the Plan. The Option shall be exercisable only by the Optionee during his lifetime.

Wellness Center (USA) Inc.

By_________________________

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Name:  ANDREW KANDALEPAS

Title:   PRESIDENT

Optionee hereby acknowledges receipt of a copy of the Plan, attached hereto and accepts this Option subject to each and every term and provision of such Plan. Optionee hereby agrees to accept as binding, conclusive and final, all decisions or interpretations of the Board of Directors administering the Plan on any questions arising under such Plan. Optionee recognizes that if Optionee's employment with the Company or any subsidiary thereof shall be terminated without cause, or by the Optionee, prior to completion or satisfactory performance by Optionee (except as otherwise provided in paragraph 6 of the Plan) all of the Optionee's rights hereunder shall thereupon terminate; and that, pursuant to paragraph 6 of the Plan, this Option may not be exercised while there is outstanding to Optionee any unexercised Stock Option granted to Optionee before the date of grant of this Option.

Dated: June 30, 2010

________________________________

Optionee

ANDREW KANDALEPAS

_______________________________

Print Name

___________________________
Address

________________________________

Social Security No.

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ATTACHMENT B

NOTICE OF EXERCISE

To:   Wellness Center (USA) Inc.

     (1)    The undersigned hereby elects to purchase ________ shares of Common Shares (the “Common Shares”), of Wellness Center (USA) Inc. pursuant to the terms of the attached Non-Qualified Stock Option Agreement, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

     (2)    Please issue a certificate or certificates representing said shares of Common Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

(Name)

______________________________

(Address)

_______________________________

(Address)

Dated:

______________________________

Signature

Optionee_________________   Date of Grant________________________

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SCHEDULE I

DATE	SHARES PURCHASED	PAYMENT RECEIVED	UNEXCERCISED SHARES REMAINING	ISSUING OFFICER INITIALS

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EXHIBIT 99.1 - Nevada Revised Statutes Section 7502

NRS 78.7502 DISCRETIONARY AND MANDATORY INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS: GENERAL PROVISIONS.

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a) Is not liable pursuant to NRS 78.138; or

(b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a) Is not liable pursuant to NRS 78.138; or

(b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

(Added to NRS by 1997, 694; A 2001, 3175)

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